Exhibit 99.1

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF CAVALIER

Cavalier Telephone Corporation and Subsidiaries

Independent Auditor’s Report

To the Board of Directors

Cavalier Telephone Corporation

Richmond, Virginia

We have audited the accompanying consolidated balance sheets of Cavalier Telephone Corporation and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cavalier Telephone Corporation and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Richmond, Virginia

April 30, 2010

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Balance Sheets

December 31, 2009 And 2008

	2009	2008
	(in thousands)
Assets
Current Assets
Cash and cash equivalents	$44,341	$23,876
Accounts receivable (net of allowance for doubtful accounts of $13,577 and $8,919 in 2009 and 2008, respectively)	36,091	42,963
Prepaids and other current assets	6,400	7,655
Assets held-for-sale	285	3,034

Total current assets	87,117	77,528
Property and Equipment, net	110,035	135,550
Deferred Financing Costs, net	6,899	9,199
Intangible Assets, net	12,029	18,181
Goodwill	81,673	81,673
Other Assets, net	9,683	13,331

Total assets	$307,436	$335,462

Liabilities And Stockholders’ Deficit
Current Liabilities
Accounts payable	$30,121	$28,588
Accrued interest	180	105
Other accrued expenses	11,478	14,053
Accrued consumer taxes	8,495	9,612
Other current liabilities	12,363	17,161
Deferred revenue—current portion	18,967	16,067
Current portion of debt and obligations under capital leases	26,307	19,944

Total current liabilities	107,911	105,530
Long-Term Debt and Obligations Under Capital Leases, less current obligations	369,110	388,596
Other Long-Term Liabilities	12,207	13,199
Deferred Revenue	5,175	4,980

Total liabilities	494,403	512,305

Commitments and Contingencies
Stockholders’ Deficit (including redeemable preferred stock, listed in order of seniority)
Preferred Stock, at liquidation value
Series C	36,018	36,018
Series D	11,738	10,647
Series A	17,436	15,815
Series B	46,125	41,836
Common Stock, par value $0.0001 per share
Class A	—	—
Class B	—	—
Class C	1	1
Class D	1	1
Accumulated deficit	(298,286)	(281,161)

Total stockholders’ deficit	(186,967)	(176,843)

Total liabilities and stockholders’ deficit	$307,436	$335,462

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statements Of Operations

Years Ended December 31, 2009 And 2008

	2009	2008
	(in thousands)
Net revenues	$421,118	$527,982

Operating expenses
Cost of revenues	188,916	242,877
Selling, general and administrative expenses	142,173	201,548
Depreciation and amortization	57,665	75,155
Asset impairment charges	—	8,739

Total operating expenses	388,754	528,319

Income (loss) from operations	32,364	(337)
Interest expense	(44,023)	(46,723)
Other income (expense)	(53)	346
Gain on settlement	—	5,393

Loss before income tax benefit (expense)	(11,712)	(41,321)
Income tax benefit (expense)	463	(52,749)

Net loss	$(11,249)	$(94,070)

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statements Of Stockholders’ Deficit

Years Ended December 31, 2009 And 2008

(in thousands)

	Redeemable Preferred Stock (listed in order of seniority)				Common Stock				Additional Paid-In Capital	Accumulated Deficits	Total
	Series C	Series D	Series A	Series B	Class A	Class B	Class C	Class D
Balances at January 1, 2008	$36,018	$9,657	$14,345	$37,947	$—	$—	$1	$1	$—	$(182,955)	$(84,986)
Preferred return on investors’ capital	—	990	1,470	3,889	—	—	—	—	(2,213)	(4,136)	—
Issuance of common stock from options exercised	—	—	—	—	—	—	—	—	12	—	12
Share-based compensation expense	—	—	—	—	—	—	—	—	2,201	—	2,201
Net loss for 2008	—	—	—	—	—	—	—	—	—	(94,070)	(94,070)

Balances at December 31, 2008	36,018	10,647	15,815	41,836	—	—	1	1	—	(281,161)	(176,843)
Preferred return on investors’ capital	—	1,091	1,621	4,289	—	—	—	—	(1,125)	(5,876)	—
Share-based compensation expense	—	—	—	—	—	—	—	—	1,125	—	1,125
Net loss for 2009	—	—	—	—	—	—	—	—	—	(11,249)	(11,249)

Balances at December 31, 2009	$36,018	$11,738	$17,436	$46,125	$—	$—	$1	$1	$—	$(298,286)	$(186,967)

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statements Of Cash Flows

Years Ended December 31, 2009 And 2008

	2009	2008
	(in thousands)
Cash Flows From Operating Activities
Net loss	$(11,249)	$(94,070)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	43,595	58,191
Amortization	14,070	16,964
Asset impairment charges	—	8,739
Gain on settlement	(1,722)	(5,393)
Interest expense for amortization of deferred financing costs	2,300	2,067
Share-based compensation expense	1,125	2,201
Deferred income taxes	5,574	(10,122)
(Decrease) increase in income tax valuation allowance	(5,574)	62,333
Changes in assets and liabilities:
Accounts receivable	5,608	17,402
Prepaids and other assets	1,255	3,662
Accounts payable	4,988	(13,467)
Accrued interest	75	(100)
Accrued consumer taxes	(1,117)	(762)
Accrued expenses and other current liabilities	(3,883)	1,544
Deferred revenue	3,094	(2,773)

Net cash provided by operating activities	58,139	46,416

Cash Flows From Investing Activities
Additions to property and equipment	(18,080)	(19,614)
Proceeds from sale of assets held-for-sale	2,282	—
Payments for other productive assets	(3,847)	(5,177)

Net cash used in investing activities	(19,645)	(24,791)

Cash Flows From Financing Activities
Payment of debt issuance costs	—	(3,291)
Net repayments of debt	(17,820)	(6,965)
Payments of capital leases	(209)	(1,186)
Proceeds from exercise of stock options	—	12

Net cash used in financing activities	(18,029)	(11,430)

Net increase in cash and cash equivalents	20,465	10,195
Cash and cash equivalents
Beginning of year	23,876	13,681

End of year	$44,341	$23,876

Supplemental Disclosures of Cash Flow Information
Interest paid	$35,718	$40,820

Income taxes refunded	$(182)	$(862)

Supplemental Schedule of Noncash Investing and Financing Activities Preferred return on investors’ capital	$7,001	$6,349

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements

(amounts in thousands except share data)

Note 1. Organization

Cavalier Telephone Corporation (Cavalier and collectively with its subsidiaries, the Company), headquartered in Richmond, Virginia, provides a wide range of communications services through its subsidiary Cavtel Holdings, LLC and its subsidiaries, Cavalier Telephone, LLC; Cavalier IP TV, LLC; Elantic Networks, Inc. (Elantic) and Talk America Holdings, Inc. (Talk).

Cavalier Telephone, LLC, and its wholly owned subsidiary Cavalier Telephone Mid-Atlantic, LLC and Talk and its wholly owned subsidiaries, Talk America, Inc., LDMI Telecommunications, Inc. and Network Telephone Corporation, are facilities-based competitive local exchange carriers (CLECs) providing local, long distance, internet and digital subscriber line (DSL) services to business and residential customers in sixteen states and the District of Columbia generally located in the mid-west, mid-Atlantic and southeast regions of the United States. Through these subsidiaries, the Company also serves incumbent and competitive local carriers, long distance and wireless providers by providing connectivity to Cavalier’s retail customers and selling excess network capacity.

Cavalier established a wholly owned subsidiary, Cavalier IP TV, LLC (Cavalier IP TV), in 2005, which offers television over internet protocol service to both business and residential customers. Cavalier IP TV began serving customers in 2006. During 2008, the Company elected to wind down its IP TV operations. Wind down of operations is expected to take place over the next few years.

Through Elantic and its wholly owned subsidiary, Intellifiber Networks, Inc. (Intellifiber), formed in 2004, the Company also provides flexible metro and long-haul broadband solutions (private line, wavelengths, dark fiber, internet and collocation) to governmental, carrier and enterprise customers throughout most of the eastern United States.

Through SecureM, LLC, and its subsidiaries RPK (B.V.I.), Ltd. and RPK New Zealand, Ltd., the Company provides software encryption systems that protect digital video content to cable television providers throughout the world.

Note 2. Summary of Significant Accounting Policies

Principles of consolidation: The consolidated financial statements include the accounts of Cavalier and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue recognition: The Company recognizes revenue on telecommunications and enhanced communications services in the period the service is provided. Revenue is recorded net of promotional discounts and sales credits. Revenue related to installation and activation fees and the related direct costs are deferred and recognized over the term of the contract or the expected customer life. However, in most situations, the Company waives installation and activation fees. In these instances, the related direct cost is expensed as incurred. Revenue related to billing in advance of providing services is deferred and recognized when earned.

The Company also charges installation fees to certain customers of Intellifiber to construct connections between the customers’ facilities and the Company’s existing fiber optic network. Customers usually make deposits of as much as 50% of the installation fees, before the Company begins construction. These installation fees are included in deferred revenue and recognized as revenue over the term of the related contracts.

In the normal course of business of providing telephone and other communication services to its retail customers, the Company collects various federal, state and local utility and excise taxes and fees which are levied on its customers. These taxes and fees are remitted to the respective governmental authorities as collected and are excluded from revenue.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Additionally, various federal, state and local agencies and authorities levy certain taxes and fees on the Company which the Company is entitled to pass through to its customers. Amounts collected from customers related to these taxes and fees are recorded on a gross basis through the statements of operations and are included in net revenues and cost of revenues. Taxes and fees collected from the customers included in revenues for the years ended December 31, 2009 and 2008 were $7,599 and $7,613, respectively.

Accounting Standards Codification: The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) became effective on July 1, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles (“GAAP”) applicable to all non–governmental entities, superseding all prior FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”) and related literature. All other accounting literature is considered non–authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

Cash and cash equivalents: Cash equivalents consist of highly liquid investments with original maturities of three months or less at the time of the purchase. The carrying value of cash and cash equivalents approximates fair value due to their short-term nature.

The Company invests its excess cash in certificates of deposit, U.S. government securities, commercial paper, and other money market instruments and has general guidelines relative to diversification and maturities in an effort to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant losses on its cash or cash equivalents. Balances may exceed federally insured limits.

Accounts receivable: Accounts receivable consist of amounts due from business and residential customers, other carriers and long-distance providers, including late payment fees (which are recorded as earned) on balances due from business and residential customer accounts which remain unpaid as of the due date of the respective invoice. Bad debt expense for uncollectible accounts receivable is recorded as a component of selling, general and administrative expenses when customers are terminated due to non-payment (which generally occurs 60-90 days following the invoice date) with additional charges for estimates of potential terminations based on historical collection patterns. Accounts receivable are written off when it is reasonably likely the Company will not collect on the account. Recoveries reduce the bad debt expense in the period received.

Assets held-for-sale: During 2008, the Company entered into a contract to sell the New Hope, Pennsylvania land and buildings for $2,400. The assets held for sale related to the New Hope location were written down to $2,304 at December 31, 2008, to reflect the estimated sales price net of estimated realtor commissions. The New Hope property was sold in 2009.

During 2008, the Company elected to wind down its IP TV operations and dispose of, resell or redeploy the related assets. At December 31, 2009 and 2008, assets held-for-sale reflects $285 and $730, respectively, for the IP TV equipment which is recorded at the expected proceeds to be received from the sale of the assets.

Asset impairment charge related to the New Hope property and IP TV equipment was approximately $1,529 and $5,779, respectively, for the year ended December 31, 2008.

Property and equipment: Property and equipment are stated at cost. Property and equipment consists of switching equipment, network equipment, VoIP equipment, IP TV equipment, computer, internet and DSL equipment,

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

software, equipment, furniture and fixtures, vehicles and buildings, in addition to collocation installation costs and leasehold improvements. The cost of the network and related switching equipment includes interest capitalized during the construction period and other internal costs such as labor and benefits directly related to the construction of the network and switching equipment. Depreciation is provided over the estimated useful lives of the assets, using the straight-line method.

The estimated useful lives of property and equipment are as follows:

Switching equipment	5 years
Network equipment	10-15 years
VoIP equipment	5 years
IP TV equipment	3-5 years
Computer, internet and DSL equipment	2-3 years
Software	3 years
Equipment, furniture and fixtures	5-7 years
Vehicles	3-5 years
Buildings	25 years

Indefeasible right of use (IRU) contracts, for which the Company is granted the exclusive right to use certain fibers within fiber optic cables on the grantor’s network, are classified in property and equipment as a component of network equipment, capitalized and depreciated, using the straight-line method, over the lesser of the IRU period, the life of the network itself, or fifteen years. Collocation installation costs, or amounts paid to the incumbent local exchange carrier (ILEC) for central office locations, are capitalized and depreciated over the lesser of the life of the commitment or ten years. Leasehold improvements are depreciated over the lesser of their estimated useful lives or the related lease term. The cost of computer software purchased for internal use is capitalized at the time of purchase.

Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the accounts with any resulting gain or loss included in operations.

Costs associated with repair and maintenance are expensed as incurred.

Deferred financing costs: Deferred financing costs consist of costs incurred in relation to long-term debt and are amortized to interest expense over the term of the related debt financing by a method, which approximates the effective interest method.

Intangible assets: Intangible assets consist of acquired customer relationships and customer contracts (see Note 3). The intangible assets were recorded at the purchase date at their estimated fair market values and are amortized, on a pro rata basis, over their respective estimated lives. The estimated lives for acquired customer relationships and customer contracts are eight years and four years, respectively.

Advertising costs: The Company expenses advertising costs in the period incurred. Advertising and promotional expense, including telemarketing costs, amounted to $1,948 and $14,960 for 2009 and 2008, respectively.

Goodwill: The Company records, as goodwill, the excess of purchase price over the fair value of the identifiable net assets acquired in business combinations. ASC 350, Goodwill and Other, prescribes a two-step process for impairment testing of goodwill which is performed annually, as well as when an event triggering impairment

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company tests goodwill as of December 31 each year. No impairment was identified during the years ended December 31, 2009 and 2008.

Other assets: Other assets include amounts on deposit with certain vendors and facility and loop costs which are non-recurring amounts paid to the ILECs for activation of their unbundled network elements and transmission lines between the central offices and the Company’s retail customers. Facility and loop costs are capitalized at their cost and amortized, using the straight-line method, over the average term of a customer contract of three years. At December 31, 2009 and 2008, facility and loop costs totaled $22,256 and $25,513, with related accumulated amortization of $14,111 and $13,791, respectively. The remaining balance of other assets relates to deposits paid to vendors.

Valuation of long-lived assets: The Company accounts for the valuation of long-lived assets under ASC Topic 360, Property, Plant, and Equipment. ASC Topic 360 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.

Deferred revenue: Deferred revenue consists of charges billed to customers in advance of the period in which services are provided, credit related deposits received from retail customers and advance payments and deposits received from carriers and other wholesale customers related to the use of the Company’s fiber optic network and collocation facilities.

Fair value of financial instruments: The carrying amounts of cash, accounts receivable, accounts payable, short-term debt and deferred revenue approximate fair value at December 31, 2009 and 2008, due to the relative short maturity of these instruments. Management believes the carrying amount of long-term debt would not materially differ from its fair value in comparison with other arrangements offered to the Company for debt with similar terms and maturities.

Share-based compensation: The Company applies the provisions of ASC Topic 718, Stock Compensation. ASC 718 requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. ASC 718 covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Risks and uncertainties: The Company is reliant on attracting new customers and providing quality service offerings in order to retain customers and to achieve its business plan. A protracted recessionary environment could have an adverse impact on overall demand for services. The telecommunications industry is also highly competitive, and the Company expects to continue to face pricing and product competition from the large, established telephone companies that are currently the dominant providers and from other types of communications businesses, including cable companies providing broadband Internet access and other competitive providers.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

The Company relies in significant part on purchasing wholesale services and leasing network facilities from Verizon, AT&T and other incumbent local exchange carriers. Over the past several years, the Federal Communications Commission (FCC) has reduced or eliminated a number of regulations governing the incumbent carriers’ offerings, including removal of local switching and other network elements from the list of elements that the incumbent carriers must provide on an unbundled basis at TELRIC (Total Element Long Run Incremental Cost) cost-based rates, as well as the grant of broad pricing flexibility for special access service in many areas. The Company’s business could be adversely affected if it is unable to purchase services at reasonable rates or if the FCC, Congress, or state regulators were to adopt measures further reducing the local competition related obligations of incumbent local exchange carriers or allowing those carriers to increase further the rates the Company must pay.

Income taxes: The Company accounts for income taxes using the asset and liability approach in accordance with ASC 740, Income Taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

On January 1, 2009, the Company adopted the accounting guidance on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods.

The adoption of the new standard had no material impact on the Company’s consolidated balance sheet. After examining the tax positions taken prior to the adoption, the Company concluded that it is more-likely-than-not these tax positions will be sustained in the event of an examination and that there would be no material impact to its effective tax rate upon the adoption. No interest or penalties have been accrued associated with any tax positions taken. In the event interest or penalties had been accrued, the Company’s policy is to include these amounts related to unrecognized tax benefits in income tax expense. The Company’s federal, state and foreign returns are open with limited exception from 1997 forward.

Use of estimates: The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and revenues and expenses during the periods reported. The most significant estimates include the allowance for doubtful accounts, the lives of long-term assets, the valuation of network assets and the valuation allowance for net deferred tax assets. Actual results could differ from those estimated.

Subsequent events: The Company has evaluated subsequent events through April 29, 2010, the date on which the consolidated financial statements were available to be issued.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Note 3. Intangible Assets

Intangible assets at December 31, 2009 and 2008, consists of $42,545 customer relationships and $4,020 customer contracts. Amortization expense recognized on all intangibles totaled $6,152 and $8,122 for the years ended December 31, 2009 and 2008, respectively. Estimated aggregate amortization expense for each of the next five years and thereafter is as follows:

Years Ending December 31,
2010	$4,545
2011	3,134
2012	2,415
2013	1,213
2014	722

$12,029

Note 4. Property and Equipment

Property and equipment consists of the following:

	2009	2008
Switching equipment	$190,266	$187,009
Network equipment	63,723	61,271
VoIP equipment	1,312	1,307
Collocation	73,130	68,355
Customer premise equipment	13,315	9,653
DSL equipment	18,591	18,421
Computers and software	38,137	35,253
Equipment	23,774	22,983
Vehicles	3,988	4,477
Leasehold improvements	9,691	9,594
Furniture and fixtures	5,034	5,032
Buildings	4,916	4,881
Land	1,835	1,835

	447,712	430,071
Less accumulated depreciation and amortization	(337,677)	(294,521)

Property and equipment, net	$110,035	$135,550

Property and equipment includes $2,107 of capitalized interest at December 31, 2009 and 2008. Accumulated depreciation related to the capitalized interest was approximately $1,902 and $1,883 at December 31, 2009 and 2008, respectively, and the related depreciation expense was approximately $19 and $77 during the years ended December 31, 2009 and 2008, respectively.

Gross capitalized software amounted to approximately $21,324 and $18,830 in 2009 and 2008, respectively. Accumulated depreciation was approximately $17,225 and $14,634 at December 31, 2009 and 2008, respectively, and the related depreciation expense was approximately $2,580 and $3,732 during the years ended December 31, 2009 and 2008, respectively.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Note 5. Long-Term Debt

Long-term debt consists of the following:

	2009	2008
Term loans	$392,430	$405,310
Capital lease obligations	2,696	2,905
Other notes	291	325

	395,417	408,540
Less: current portion	(26,307)	(19,944)

Long-term debt	$369,110	$388,596

Principal payments on long-term notes payable, exclusive of payments for capital leases (which are provided in Note 8), are as follows:

Years Ending December 31,
2010	$26,224
2011	3,973
2012	362,280
2013	18
2014	19
Thereafter	207

$392,721

Senior Credit Facilities: The Company entered into a senior credit agreement with commercial lenders, under which the Company could borrow up to $20,000 in a Revolving Facility and $415,000 in Term Loans with a maturity date of December 31, 2011 and 2012, respectively. Up to $5,000 of the Revolving Facility will be available for the issuance of letters of credit. Up to $10,000 of the Credit Facilities will be available for the issuance of a swingline subfacility. The Credit Facilities are subject to a commitment fee equal to an annual rate of 0.50% of the average daily unused portion of the revolving loans commencing on the closing date payable in arrears on the last business day of each calendar quarter commencing March 31, 2007, and ending on the revolving loans maturity date.

Principal payments on the Term Loans of the Credit Facilities are payable in equal quarterly installments of $989 on the last day of each quarter through September 30, 2012. The balance of the Term Loans is payable on December 31, 2012. Additional mandatory repayments are also required under certain conditions as described in the Credit Facilities. Borrowings under the Credit Facilities may be prepaid, at any time, in whole or in part, without penalty.

On May 5, 2008, the Company reached an agreement with its lenders to amend certain terms under the Credit Facilities and waive existing covenant defaults. In exchange for the waiver, the amendment (i) reduces the thresholds for certain financial covenants in future measurement dates, (ii) establishes a LIBOR floor such that the basis of LIBOR rate loans may not fall below 3.25%, (iii) fixes the interest rate on term loans at either LIBOR plus 6.25% or the Alternate Base Rate plus 5.25%, (iv) increases the margin charged to revolver borrowings by 1.5%, (v) requires additional interest charges of 1.0% per annum following the amendment effective date which, at the Company’s option may be added to the outstanding principal balance of the term

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

loan, (vi) requires additional interest charges of 1.0% per annum effective June 30, 2009, if certain leverage ratio tests are not met which, at the Company’s option may be added to the outstanding principal balance of the term loan, and (vii) requires additional interest charges of 1.0% per annum effective June 30, 2010, if certain leverage ratio tests are not met. The interest rate applicable to borrowings under the Credit Facilities was approximately 10.5% and 9.5% at December 31, 2009 and 2008, respectively. In 2008, the Company also paid amendment fees to the lenders totaling approximately $4,663, and reimbursed the lenders and its agent for all related direct costs.

Prior to May 5, 2008, the interest rate applicable to the Credit Facilities is based, at the Company’s option, on (i) LIBOR plus the applicable margin ranging from 2.75% to 4.75%, or (ii) the Alternate Base Rate (the higher of (a) the corporate base rate, and (b) the Federal Funds rate plus 0.50%) plus the applicable margin ranging from 1.75% to 3.75%, both as defined in the Credit Facilities. Accrued and unpaid interest on the outstanding loan balance of the Credit Facilities is payable quarterly in arrears.

Under the Credit Facilities, the Company is subject to certain financial and operating covenants and restrictions, including minimum quarterly thresholds for earnings before interest, taxes, depreciation and amortization (EBITDA); periodic financial reporting requirements; and restrictions on indebtedness, the transfer of assets other than in the normal course of business and other operating matters.

The Credit Facilities are collateralized by a pledge of all capital stock and other ownership interests of the Company’s direct and indirect subsidiaries and substantially all of the Company’s tangible and intangible assets. The Credit Facilities are guaranteed by the Company and all existing and future direct and indirect subsidiaries of the Company.

Note 6. Capital Stock

Common stock: Except for 1,369,581 shares of Class C non-voting stock, each share of common stock has one vote per share. The number of authorized shares of common stock can be increased or decreased by the affirmative vote of the majority of the common stockholders. Common stock activity is as follows:

	Class A	Class B	Class C	Class D
Shares authorized, December 31, 2008 and 2009	8,803,000	5,050,000	16,100,000	5,299,053

Shares outstanding, January 1, 2008	3,246,423	4,050,000	6,701,399	5,299,053
Exercise of stock options	4,000	—	—	—

Shares outstanding, December 31, 2008	3,250,423	4,050,000	6,701,399	5,299,053
Exercise of stock options	—	—	—	—

Shares outstanding, December 31, 2008 and 2009	3,250,423	4,050,000	6,701,399	5,299,053

Special approval rights have been granted to the Class B, Class C and Class D common stockholders such that the consent of at least the majority of the Class B, Class C and Class D common stockholders is needed to incur new debt; authorize new business activities; approve the annual operating budget; acquire other businesses; authorize or issue new shares, options or warrants; amend the by-laws or Certificate of Incorporation; dissolve, liquidate or wind up Cavalier; declare dividends, other distributions, redemption and repurchase of securities; enter into or amend related party transactions; discontinue the business, admit inability to pay debts or file for

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

bankruptcy; and sell a substantial portion of Cavalier’s assets, other than pursuant to the sale of common stock in a public offering or a certain arm’s length transaction involving the sale of Cavalier to a non-affiliated third-party buyer.

The Board of Directors shall consist of three to five people, unless the majority of each of the Class A common stockholders, Class B common stockholders and the combined Class C and Class D common stockholders consent otherwise. The Board of Directors may, without the consent of the majority of the common stockholders, expand the number of Directors to a maximum of seven, provided that Cavalier receives at least $15 million of capital for each added Board seat. Class A common stockholders can elect one to two Directors; if they elect only one Director, then that Director will have two votes on all matters coming before the Board; and if they elect two Directors, then both such Directors will have one vote on all matters coming before the Board. Upon the death or incapacity of Cavalier’s current Executive Chairman, the Class A common stockholders can elect one Director and represent one vote on the Board. Class B common stockholders can elect two Directors. Class C and Class D voting common stockholders can elect one Director. Upon the death or incapacity of Cavalier’s current Executive Chairman, the Class C and Class D voting common stockholders can elect one additional Director. The preferred stockholders as a class have no rights to elect a member of the Board of Directors.

Dividends may be paid on common stock as determined by the Board of Directors, approved by the Class B, Class C and Class D common stockholders and subject to the preferential dividend rights of preferred stock. Upon liquidation, dissolution, sale, merger or reorganization (a liquidation event), the distribution of assets to the common stockholders is subject to the prior satisfaction of all preferred stock preferences.

Certain of the common stockholders have a pre-emptive right to purchase all or any portion of an offering by Cavalier of any equity security such that the stockholders’ percentage ownership before and after the offering shall remain unchanged. These pre-emptive rights shall terminate upon a public offering of Cavalier’s common stock. Certain of the common stockholders have also entered into an agreement that provides each such common stockholder with a right of first refusal to purchase all of Cavalier’s common stock proposed to be sold by any other such common stockholder.

Preferred stock: Each share of preferred stock is non-voting, except that (i) the consent of the holders of a majority of each of the Series B preferred stock, Series C preferred stock and Series D Preferred Stock is needed to change, respectively, any rights of the Series B preferred stock, Series C preferred stock and Series D Preferred Stock or to issue shares senior in right to the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) the 295.541791 shares of Series C Preferred Stock issued in connection with the Elantic merger are entitled to vote together with the holders of Class D Common Stock for the election of the Director to be elected by the Class C and Class D common stockholders, and (iii) the consent of the majority of the Series B and Series C Preferred Stock stockholders is needed to do any of the following: incur new debt; expand business activities into new geographic areas without having first secured sufficient financing; and sell any of the business or material assets, other than pursuant to the sale of common stock in a public offering or certain arm’s length transactions involving the sale of Cavalier to a non-affiliated third-party buyer.

Preferred stock activity is as follows:

	Senior Preferred		Junior Preferred
	Series C	Series D	Series A	Series B
Shares outstanding, December 31, 2008 and 2009	1,539	812	1,206	3,191

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Series C Preferred Stock and Series D Preferred Stock are collectively referred to as “Senior Preferred Stock”, and Series A Preferred Stock and Series B Preferred Stock are collectively referred to as “Junior Preferred Stock”. The holders of shares of Senior Preferred Stock, in preference to the holders of Junior Preferred Stock and all other capital stock, are entitled to receive, when declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends on each share of Senior Preferred Stock, payable in cash, and accruing at a per annum rate of 10% from March 24, 2006, on the sum of (i) $10,000 (the Liquidation Value) and (ii) all accumulated and unpaid dividends accrued.

The holders of shares of Junior Preferred Stock, in preference to the holders of all capital stock and after the rights of the holders of Senior Preferred Stock, shall enjoy the same general rights with respect to the calculation and payment of dividends as the holders of Senior Preferred Stock.

Liquidation preference: To the extent Cavalier has assets legally available and the Board of Directors has not declared the payment of, nor has Cavalier paid, the dividends on the Senior Preferred Stock, the Liquidation Value and such dividends (collectively, the Liquidation Preference) shall be due and payable upon the occurrence of any liquidation, dissolution or winding up of the affairs of Cavalier, either voluntarily or involuntarily, any sale of Cavalier or public offering, a merger or consolidation of Cavalier (a Liquidation Event). The holders of Cavalier’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are entitled to receive the following amounts out of Cavalier’s assets remaining after Cavalier shall have satisfied its debts and other liabilities.

First, the holders of Series C Preferred Stock and Series D Preferred Stock are entitled to receive, pari passu with each other and before any amounts are paid in respect of Series A Preferred Stock, Series B Preferred Stock or Common Stock, the respective Liquidation Preferences of Series C Preferred Stock and Series D Preferred Stock.

The Series C Preferred Stock Liquidation Preference is the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid; provided that, if the sum of (i) the total amount received on account of Series C Preferred Stock, Class D Common Stock and securities issued as dividends or distribution on the foregoing or otherwise in connection therewith (collectively, “Series C Related Securities”) prior to the Liquidation Event plus (ii) the amount receivable on account of Series C Related Securities after giving effect to the payment of the Series C Preferred Stock Liquidation Preference and the Series A, Series B and Series D liquidation preferences is less than $36,017 in the aggregate, then the Series C Preferred Stock Liquidation Preference will be: (i) $20,000 per share for the 295.541791 shares issued on January 27, 2006, in connection with the Elantic merger, and (ii) $24,215 per share for all other shares of Series C Preferred Stock.

If the Series C Preferred Stock Liquidation Preference is the same as described above, then Class D Common Stock shall only entitle the holders thereof upon the occurrence of a Liquidation Event to the payment of the par value thereof, and Class D Common Stock shall cease to participate or share in the value of Cavalier in excess of such par value.

The Series D Preferred Stock Liquidation Preference is the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid.

After payment of the Series C and Series D Preferred Stock Liquidation Preferences, the holders of Series A and Series B Preferred Stock, pari passu with each other and before any amounts are paid in respect of Common Stock, are entitled to receive a Liquidation Preference in the amount of the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

After the payment of the Series A, Series B, Series C and Series D Preferred Stock Liquidation Preferences as described above, no amounts are payable on account of such shares of stock, and none of such shares of stock are to participate or share in any remaining value of Cavalier.

Right to effect an exit: If a Liquidation Event, or a definitive agreement providing for such, is not consummated or in place by a specified date, the holders of Class A, B and C common stock, respectively, each have the right to instruct Cavalier to effect either a sale of Cavalier to an unaffiliated third party or a public offering of Cavalier securities by delivering an “exit instruction notice” to such effect. If Cavalier does not comply with such instruction within 180 days of the delivery of the exit instruction notice, then the holders of the class of common stock that delivered the exit instruction notice may, subject to obtaining any required regulatory consents, assume control of Cavalier for the purpose of effecting a sale of Cavalier or public offering of Cavalier securities. The rights of the Class A common stockholders to initiate an exit arose on January 1, 2004, and terminated without being exercised in connection with the March 24, 2006 amendment to the Company’s Certificate of Incorporation. The rights of the Class B common stockholders and Class C common stockholders were also amended on March 24, 2006, such that they may initiate an exit transaction beginning June 30, 2007.

Conversion of preferred stock into common stock: The preferred stock is not convertible into common stock at the option of the holders. The Board of Directors, with the consent of holders of a majority of the respective Senior or Junior Preferred Stock, may require the conversion, effective immediately prior to the consummation of a public offering, of all or any portion of the shares of preferred stock held by each holder into a number of shares of Class C common stock based on the offering price per share of common stock sold in the public offering.

Warrants: On December 19, 2000, in conjunction with a stock issuance, all new investors were issued anti-dilution protection warrants to purchase, at any time after a “Down Round Financing” until the earlier of the fifth anniversary of a public offering or December 31, 2010, Class C voting and nonvoting common stock of Cavalier. A Down Round Financing constitutes an equity financing of Cavalier in which Cavalier issues and sells Down Round Securities (those securities with redemption rights and the right to participate with the common stockholders on the remaining proceeds) for an aggregate price less than what the value was as held by the holder immediately before the financing round was completed. The price of each warrant is $0.0001. The number of shares of Class C common stock for which each warrant is exercisable is formula driven and is based on each investor’s contribution percentage in the December 19, 2000 stock issuance.

Note 7. Share-Based Compensation Plans

On January 31, 2000, the Company adopted the Cavalier Telephone Corporation Incentive Plan (the Plan). The First and Second Amendment to the Plan, effective January 1, 2001 and October 13, 2005, respectively, authorized a total of 2,200,000 shares of Class A common stock to be available for issuance under the Plan. The Third Amendment to the Plan, effective December 15, 2006, authorized an additional 1,500,000 shares of Class A common stock to be available for issuance under the Plan.

The Company adopted ASC Topic 718, Stock Compensation, on January 1, 2006, and applied the transition guidance as prescribed by the prospective application to all grants after the effective date. Under ASC Topic 718, the fair value of each option is estimated on the date of grant using the Black-Scholes model that uses the following assumptions for 2009 and 2008 grants: (a) expected volatility, 71%; (b) expected dividends, $0; (c) expected option life, 6.6 years; and (d) risk-free rate, approximately 2.20% and 3.53%, respectively. Expected volatilities are based on the historic volatility of the similar public entities. The expected life represents the period of time that options granted are expected to be outstanding. The risk-free rate is based on the rate for a 7-year Treasury Note.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Options generally vest over three or four years and expire ten years from the date of grant.

A summary of stock options outstanding at December 31, 2009 and 2008, and the changes during 2009 and 2008 are presented below:

			Exercise Price Per Share
	Options Available	Options Outstanding	Range	Weighted Average
Outstanding at January 1, 2008	1,154,848	2,031,812	$0.67 to 14.80	$11.42
Granted in 2008	(287,000)	287,000	$2.50	2.50
Cancelled in 2008	222,937	(222,937)	$2.50 to 14.80	10.97
Exercised and settled in 2008	8,500	(8,500)	$3.00	3.00

Outstanding at December 31, 2008	1,099,285	2,087,375	$0.67 to 7.50	2.55
Granted in 2009	(60,000)	60,000	$2.50	2.50
Cancelled in 2009	829,000	(829,000)	$2.50 to 3.00	2.50

Outstanding at December 31, 2009	1,868,285	1,318,375	$0.67 to 7.50	$2.61

The following table summarizes additional information about stock options outstanding and exercisable at December 31, 2009:

Options Outstanding at December 31, 2009			Options Exercisable at December 31, 2009
Exercise Prices	Shares	Remaining Weighted Average Contractual Life (Years)	Shares
$0.67	13,750	0.58	13,750
2.50	990,000	7.16	556,125
2.89	20,625	0.58	20,625
3.00	291,750	2.79	291,750
7.50	2,250	0.58	2,250

	1,318,375	6.01	884,500

The weighted average grant-date fair value of options granted during 2009 and 2008 was $0. There was $1,125 and $2,201 of total compensation cost for share-based payment arrangement recognized in income for the years ended December 31, 2009 and 2008, respectively.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

A summary of the status of the Company’s nonvested options as of December 31, 2009, and changes during the year ended December 31, 2009, is presented below:

Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1, 2008	1,322,676	$9.46
Granted	277,500	—
Vested	(432,423)	5.66
Forfeited	(151,067)	2.87

Nonvested at December 31, 2008	1,016,686	4.53
Granted	60,000	—
Vested	(376,061)	5.63
Forfeited	(266,750)	6.46

Nonvested at December 31, 2009	433,875	1.76

As of December 31, 2009, there was approximately $536 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of approximately 2 years. The total fair value of shares vested during the years ended December 31, 2009 and 2008, was $2,119 and $2,449, respectively.

Note 8. Lease Commitments and Other Long-Term Liabilities

The Company has the exclusive right to use certain fibers within fiber optic cables (IRUs) under long-term contracts and leases office and warehouse space under both capital and operating leases. Some of the leases include scheduled rent increases at specified intervals during the terms of the leases. The Company recognizes rent expense on a straight-line basis over the life of the related lease.

The aggregate minimum rental commitments under non-cancellable, long-term contracts and leases are as follows:

Years Ending December 31,	IRU Liabilities	Capital Leases	Operating Leases
2010	$2,236	$355	$7,009
2011	2,039	355	6,025
2012	1,934	355	4,415
2013	1,687	355	3,115
2014	962	355	1,351
Thereafter	4,349	3,338	1,484

	13,207	5,113	$23,399

Less amount representing interest	(4,087)	(2,417)

Present value	9,120	$2,696

Less: current portion included in other current liabilities	1,355

Long-term portion of IRUs	7,765
Other long-term liabilities	4,442

Total long-term liabilities	$12,207

Rental expense was $6,969 in 2009 and $8,517 in 2008.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Note 9. Income Taxes

The Company’s provision for income taxes consists of the following:

	2009	2008
Federal and state income tax expense (benefit):
Current	$(463)	$538
Deferred	5,574	(10,122)
Increase (decrease) in valuation allowance	(5,574)	62,333

	$(463)	$52,749

The components of the net deferred tax assets and related valuation allowance at December 31, 2009 and 2008, are as follows:

	2009	2008
Deferred revenue	$4,608	$3,055
Provision for bad debts	5,186	3,384
Property and equipment	73,839	82,193
Intangible assets	(3,611)	(5,709)
Alternative minimum tax credits	4,523	5,070
Net operating loss carryforwards	90,149	85,303
Asset retirement obligation	2,042	1,422
Asset impairment charge	—	4,186
Unfavorable leases and other	6,421	9,827
Valuation allowance	(183,157)	(188,731)

Net deferred tax asset	$—	$—

As of December 31, 2009 and 2008, the Company had net operating loss carryforwards for federal income tax purposes of approximately $214,468 and $198,214, respectively. These net operating loss carryforwards expire beginning in the year ending December 31, 2010. As of December 31, 2009 and 2008, the Company also has alternative minimum tax credit carryforwards in the amount of $4,523 and 5,070, respectively. These credits do not have expiration dates.

Realization of net deferred tax assets is dependent on the Company’s ability to generate future taxable income, which is uncertain. Accordingly, a full valuation allowance was established against these assets as of December 31, 2009 and 2008.

The Company’s effective tax rate differs from the federal statutory rate of 34% due primarily to changes of valuation allowance provided for the deferred tax assets and prior year provision true up for depreciation.

The Company has evaluated its tax positions and has concluded that uncertainties exist related to open tax years of approximately $3,700 and $0 as of December 31, 2009 and 2008, respectively. The Company plans to settle these uncertain tax positions during 2010.

Note 10. Related Party Transactions

Rental payments to a related party controlled by the Company’s Former Executive Chairman, for the lease of the Company’s headquarters, amounted to $523 and $485 in 2009 and 2008, respectively.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Note 11. 401(k) Plan

The Company has adopted the Cavalier Telephone, LLC 401(k) Plan which is administered by an independent trustee. Participation in the 401(k) plan is attainable upon the age of 21, and the first day following the first full month of employment. Total Company contributions were $146 and $409 in 2009 and 2008, respectively.

Note 12. Commitments and Contingencies

The Company is a party to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business. Cavalier management considers that they have strong positions in all of these matters, and that the outcome of any of these matters will not have a material impact on the financial operating results or cash flows of the Company.

Note 13. Subsequent Events

In January 2010, the Company completed the acquisition of substantially all of the operating assets and liabilities of Continental Broadband Virginia, LLC and Continental Visinet Broadband, LLC (together “CBB”) for $4,030. Operating as Net Telcos, CBB provided collocation and managed services to customers in Richmond, Virginia. This acquisition will allow the Company to expand its services and enable it to provide more flexible, dynamic and customer centric solutions to current and future customers.

In January 2010, the Company completed the sale of substantially all of the operating assets and liabilities of SecureM, LLC and its wholly owned subsidiaries RPK (B.V.I.), Ltd. and RPK New Zealand, Ltd. to an unrelated third party for $5,000.

Independent Auditor’s Report

To the Board of Directors

Cavalier Telephone Corporation

Richmond, Virginia

We have audited the accompanying consolidated balance sheets of Cavalier Telephone Corporation and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cavalier Telephone Corporation and Subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Richmond, Virginia

April 30, 2009

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Balance Sheets

December 31, 2008 And 2007

	2008	2007
	(in thousands)
Assets
Current Assets
Cash and cash equivalents	$23,876	$13,681
Accounts receivable (net of allowance for doubtful accounts of $8,919 and $28,076 in 2008 and 2007, respectively)	42,963	61,851
Prepaids and other current assets	7,655	9,284
Deferred tax assets	—	11,411
Assets held-for-sale	3,034	3,833

Total current assets	77,528	100,060
Property and Equipment, net	135,550	184,101
Deferred Financing Costs, net	9,199	7,975
Intangible Assets, net	18,181	26,302
Goodwill	81,673	81,673
Deferred Tax Assets, net	—	40,800
Other Assets, net	13,331	16,613

Total assets	$335,462	$457,524

Liabilities And Stockholders’ Deficit
Current Liabilities
Accounts payable	$28,588	$42,056
Accrued interest	105	205
Other accrued expenses	14,053	15,284
Accrued consumer taxes	9,612	10,374
Other current liabilities	17,161	22,643
Deferred revenue—current portion	16,067	17,007
Current portion of debt and obligations under capital leases	19,944	5,405

Total current liabilities	105,530	112,974
Long-Term Debt and Obligations Under Capital Leases, less current obligations	388,596	409,877
Other Long-Term Liabilities	13,199	14,259
Deferred Revenue	4,980	5,400

Total liabilities	512,305	542,510

Commitments and Contingencies
Stockholders’ Deficit (including redeemable preferred stock, listed in order of seniority)
Preferred Stock, at liquidation value
Series C	36,018	36,018
Series D	10,647	9,657
Series A	15,815	14,345
Series B	41,836	37,947
Common Stock, par value $0.0001 per share
Class A	—	—
Class B	—	—
Class C	1	1
Class D	1	1
Accumulated deficit	(281,161)	(182,955)

Total stockholders’ deficit	(176,843)	(84,986)

Total liabilities and stockholders’ deficit	$335,462	$457,524

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statements Of Operations

Years Ended December 31, 2008 And 2007

	2008	2007
	(in thousands)
Net revenues	$527,982	$667,396

Operating expenses
Cost of revenues	242,877	292,486
Selling, general and administrative expenses	201,548	264,546
Depreciation and amortization	75,155	89,503
Asset impairment charges	8,739	2,026

Total operating expenses	528,319	648,561

Income (loss) from operations	(337)	18,835
Interest expense	(46,723)	(45,958)
Interest income	346	935
Gain on settlement	5,393	—
Reorganization income, net	—	2,017

Loss before income tax expense	(41,321)	(24,171)
Income tax expense	(52,749)	(33,284)

Net loss	$(94,070)	$(57,455)

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statements Of Stockholders’ Deficit

Years Ended December 31, 2008 And 2007

(in thousands)

	Redeemable Preferred Stock (listed in order of seniority)				Common Stock				Additional Paid-In Capital	Accumulated Deficits	Total
	Series C	Series D	Series A	Series B	Class A	Class B	Class C	Class D
Balances at January 1, 2007	$36,018	$8,759	$13,011	$34,419	$—	$—	$1	$1	$—	$(121,617)	$(29,408)
Preferred return on investors’ capital	—	898	1,334	3,528	—	—	—	—	(1,877)	(3,883)	—
Issuance of common stock from options exercised	—	—	—	—	—	—	—	—	50	—	50
Share-based compensation expense	—	—	—	—	—	—	—	—	1,827	—	1,827
Net loss for 2007	—	—	—	—	—	—	—	—	—	(57,455)	(57,455)

Balances at December 31, 2007	36,018	9,657	14,345	37,947	—	—	1	1	—	(182,955)	(84,986)
Preferred return on investors’ capital	—	990	1,470	3,889	—	—	—	—	(2,213)	(4,136)	—
Issuance of common stock from options exercised	—	—	—	—	—	—	—	—	12	—	— 12
Share-based compensation expense	—	—	—	—	—	—	—	—	2,201	—	2,201
Net loss for 2008	—	—	—	—	—	—	—	—	—	(94,070)	(94,070)

Balances at December 31, 2008	$36,018	$10,647	$15,815	$41,836	$—	$—	$1	$1	$—	$(281,161)	$(176,843)

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statements Of Cash Flows

Years Ended December 31, 2008 And 2007

	2008	2007
	(in thousands)
Cash Flows From Operating Activities
Net loss	$(94,070)	$(57,455)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	58,191	67,908
Amortization	16,964	21,595
Asset impairment charges	8,739	2,026
Gain on settlement	(5,393)	—
Reorganization income	—	(2,017)
Interest expense for amortization of deferred financing costs	2,067	1,560
Share-based compensation expense	2,201	1,827
Deferred income taxes	(10,122)	(11,811)
Increase in income tax valuation allowance	62,333	44,095
Changes in operating assets and liabilities:
Accounts receivable	17,402	4,802
Prepaids and other assets	3,662	5,591
Accounts payable	(13,467)	(7,567)
Liabilities subject to compromise	—	(85)
Accrued interest	(100)	(1,176)
Accrued consumer taxes	(762)	(3,468)
Accrued expenses and other current liabilities	1,544	(6,477)
Deferred revenue	(2,773)	1,590

Net cash provided by operating activities	46,416	60,938

Cash Flows From Investing Activities
Additions to property and equipment	(19,614)	(42,502)
Proceeds from sale of customer contracts	—	350
Payments for other productive assets	(5,177)	(9,000)

Net cash used in investing activities	(24,791)	(51,152)

Cash Flows From Financing Activities
Payment of debt issuance costs	(3,291)	(246)
Repayments of debt	(6,965)	(13,472)
Payments of capital leases	(1,186)	(2,283)
Proceeds from exercise of stock options	12	50

Net cash used in financing activities	(11,430)	(15,951)

Net increase (decrease) in cash and cash equivalents	10,195	(6,165)
Cash and cash equivalents
Beginning of year	13,681	19,846

End of year	$23,876	$13,681

Supplemental Disclosures of Cash Flow Information
Interest paid	$40,820	$45,574
Income taxes paid (refunded)	$(862)	$1,867
Supplemental Schedule of Noncash Investing and Financing Activities
Increase in goodwill associated with reductions of net assets acquired in 2007	$—	$9,039
Preferred return on investors’ capital	$6,349	$5,760

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements

(amounts in thousands except share data and Note 7)

Note 1. Organization

Cavalier Telephone Corporation (Cavalier and collectively with its subsidiaries, the Company) headquartered in Richmond, Virginia provides a wide range of communications services through its subsidiary Cavtel Holdings, LLC and its subsidiaries, Cavalier Telephone, LLC; Cavalier Networks, LLC; Phonom, LLC; Cavalier IP TV, LLC; Cavalier Services, LLC; Elantic Networks, Inc. (Elantic) and Talk America Holdings, Inc. (Talk).

Cavalier Telephone, LLC, and its wholly owned subsidiary Cavalier Telephone Mid-Atlantic, LLC and Talk and its wholly owned subsidiaries, Talk America, Inc., LDMI Telecommunications, Inc. and Network Telephone Corporation, are facilities-based competitive local exchange carriers (CLEC) providing switched local, long distance, internet and digital subscriber line (DSL) services to business and residential customers in sixteen states and the District of Columbia generally located in the midwest, mid-Atlantic and southeast regions of the United States. Through these subsidiaries, the Company also serves competitive local carriers, long distance and wireless providers by providing connectivity to Cavalier’s retail customers and selling excess network capacity.

Cavalier established a wholly owned subsidiary, Phonom, LLC, in 2003, which offers voice over internet protocol (VoIP) service to both business and residential customers. Phonom began serving customers in early 2004.

Cavalier established a wholly owned subsidiary, Cavalier Networks, LLC (Cavalier Networks), in 2003, which acquired City Signal Communications, Inc. (City Signal) on December 31, 2004. Cavalier Networks delivers flexible metro dark fiber solutions that help communications providers deliver high capacity broadband applications to consumers and enterprises. Cavalier Networks operates networks in Philadelphia, Pennsylvania and Cleveland, Ohio.

Cavalier established a wholly owned subsidiary, Cavalier IP TV, LLC (Cavalier IP TV), in 2005, which offers television over internet protocol service to both business and residential customers. Cavalier IP TV began serving customers in 2006. During 2008, the Company elected to wind down its IP TV operations. Wind down of operations is expected to take place over the next few years.

Through Elantic and its wholly owned subsidiaries Elantic Telecom, Inc. (Elantic Telecom), formed in 2004, East Telecom, Inc. and Elantic Telecom East, LLC, the Company also provides long-haul broadband solutions (private line, wavelengths, dark fiber, internet and collocation) to wholesale customers throughout most of the eastern United States.

Note 2. Summary of Significant Accounting Policies

Principles of consolidation: The consolidated financial statements include the accounts of Cavalier and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue recognition: The Company recognizes revenue on telecommunications and enhanced communications services in the period the service is provided. Revenue is recorded net of promotional discounts and sales credits. Revenue related to installation and activation fees and the related direct costs are deferred and recognized over the term of the contract or the expected customer life. However, in most situations, the Company waives installation and activation fees. In these instances, the related direct cost is expensed as incurred. Revenue related to billing in advance of providing services is deferred and recognized when earned.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

The Company also charges installation fees to certain customers of Cavalier Networks to construct connections between the customers’ facilities and the Company’s existing fiber optic network. Customers usually make deposits of as much as 50% of the installation fees, before the Company begins construction. These installation fees are included in deferred revenue and recognized as revenue over the term of the related contracts.

In the normal course of business of providing telephone and other communication services to its retail customers, the Company also collects various federal, state and local utility and excise taxes and fees which are, in turn, remitted to the respective governmental authorities as collected. The taxes and fees collected from the customers are recorded on a gross basis through the statements of operations and are included in net revenues and cost of revenues. Taxes and fees collected from the customers included in revenues for the years ended December 31, 2008 and 2007 were $7,613 and $9,601, respectively.

Cash and cash equivalents: Cash equivalents consist of highly liquid investments with original maturities of three months or less at the time of the purchase. The carrying value of cash and cash equivalents approximates fair value due to their short-term nature.

The Company invests its excess cash in certificates of deposit, U.S. government securities, commercial paper, and other money market instruments and has general guidelines relative to diversification and maturities in an effort to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant losses on its cash or cash equivalents. Balances may exceed federally insured limits.

Accounts receivable: Accounts receivable consist of amounts due from business and residential customers, other carriers and long-distance providers, including late payment fees (which are recorded as earned) on balances due from business and residential customer accounts which remain unpaid as of the due date of the respective invoice. Bad debt expense for uncollectible accounts receivable is recorded as a component of selling, general and administrative expenses when customers are terminated due to non-payment (which, generally, occurs 60-90 days following the invoice date) with additional charges for estimates of potential terminations based on historical collection patterns. Accounts receivable are written off when it is reasonably likely the Company will not collect on the account. Recoveries reduce the bad debt expense in the period received.

Assets held-for-sale: During 2007, the Company made the decision to relocate the remaining employees located in its New Hope, Pennsylvania facility, the former administrative office for Talk, and market the facility for sale. During 2008, the Company entered into a contract to sell the New Hope, Pennsylvania land and buildings for $2,400. The assets held-for-sale related to the New Hope location were written down to $2,304 to reflect the estimated sale price net of estimated realtor commissions.

During 2008, the Company elected to wind down its IP TV operations and dispose of, resell or redeploy the related assets. Assets held-for-sale reflects $730 for the IP TV equipment which is recorded at the expected proceeds to be received from the sale of the assets.

Assets impairment charge related to the New Hope property and IP TV equipment was approximately $1,529 and $5,779, respectively, for the year ended December 31, 2008.

Property and equipment: Property and equipment are stated at cost. Property and equipment consists of switching equipment, network equipment, VoIP equipment, IP TV equipment, computer, internet and DSL equipment, software, equipment, furniture and fixtures, vehicles and buildings, in addition to collocation installation costs

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

and leasehold improvements. The cost of the network and related switching equipment includes interest capitalized during the construction period and other internal costs such as labor and benefits directly related to the construction of the network and switching equipment. Depreciation is provided over the estimated useful lives of the assets, using the straight-line method.

The estimated useful lives of property and equipment are as follows:

Switching equipment	5 years
Network equipment	10-15 years
VoIP equipment	5 years
IP TV equipment	3-5 years
Computer, internet and DSL equipment	2-3 years
Software	3 years
Equipment, furniture and fixtures	5-7 years
Vehicles	3-5 years
Buildings	25 years

Indefeasible right of use contracts (IRU), for which the Company is granted the exclusive right to use certain fibers within fiber optic cables on the grantor’s network, are classified in property and equipment as a component of network equipment, capitalized and depreciated, using the straight-line method, over the lesser of the IRU period, the life of the network itself, or fifteen years. Collocation installation costs, or amounts paid to the incumbent local exchange carrier (ILEC) for central office locations, are capitalized and depreciated over the lesser of the life of the commitment or ten years. Leasehold improvements are depreciated over the lesser of their estimated useful lives or the related lease term. The cost of computer software purchased for internal use is capitalized at the time of purchase.

Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the accounts with any resulting gain or loss included in operations.

Costs associated with repair and maintenance are expensed as incurred.

Deferred financing costs: Deferred financing costs consist of costs incurred in relation to long-term debt and are amortized to interest expense over the term of the related debt financing by a method, which approximates the effective interest method.

Intangible assets: Intangible assets consist of acquired customer relationships and customer contracts (see Note 3). The intangible assets were recorded at the purchase date at their estimated fair market values and are amortized, on a pro rata basis, over their respective estimated lives. The estimated lives for acquired customer relationships and customer contracts are eight years and four years, respectively.

Goodwill: The Company records, as goodwill, the excess of purchase price over the fair value of the identifiable net assets acquired in business combinations. Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, prescribes a two-step process for impairment testing of goodwill which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company tests goodwill as of December 31 each year. No impairment was identified during the years ended December 31, 2008 and 2007.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Other assets: Other assets include amounts on deposit with certain vendors and facility and loop costs which are non-recurring amounts paid to the ILECs for activation of their unbundled network elements and transmission lines between the central offices and the Company’s retail customers. Facility and loop costs are capitalized at their cost and amortized, using the straight-line method, over the average term of a customer contract of three years. At December 31, 2008 and 2007, facility and loop costs totaled $25,513 and $25,638, with related accumulated amortization of $13,791 and $12,188, respectively. The remaining balance of other assets relates to deposits paid to vendors.

Valuation of long-lived assets: The Company accounts for valuation of long-lived assets under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain intangible assets be reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.

Deferred revenue: Deferred revenue consists of charges billed to customers in advance of the period in which services are provided, credit related deposits received from retail customers and advance payments and deposits received from carriers and other wholesale customers related to the use of the Company’s fiber optic network and collocation facilities.

Fair value of financial instruments: The carrying amounts of cash, accounts receivable, accounts payable, short-term debt and deferred revenue approximate fair value at December 31, 2008 and 2007, due to the relative short maturity of these instruments. Management believes the carrying amount of long-term debt would not materially differ from its fair value in comparison with other arrangements offered to the Company for debt with similar terms and maturities.

Advertising costs: The Company expenses advertising costs in the period incurred. Advertising and promotional expense, including telemarketing costs, amounted to $14,960 and $21,220 for 2008 and 2007, respectively.

Share-based compensation: The Company applies the provisions of SFAS 123(R), Share-Based Payment (SFAS No. 123(R)). SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Income taxes: The Company accounts for income taxes using the asset and liability approach in accordance with SFAS No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Risks and uncertainties: The Company began offering services to customers at the end of 1999 and has experienced significant growth since then. The Company has a business plan in place that includes significant

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

marketing efforts to attract new customers. In December 2006, the Company doubled in size as a result of the Talk acquisition. The Company is reliant on attracting new customers and providing quality service offerings in order to achieve its business plan and to remain in compliance with financial covenants specified in its credit agreement.

Use of estimates: The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and revenues and expenses during the periods reported. The most significant estimates include the allowance for doubtful accounts, the lives of long-term assets, the valuation of network assets and the valuation allowance for net deferred tax assets. Actual results could differ from those estimated.

Recent accounting pronouncements: In December 2007, the FASB issued SFAS 141(R) (revised 2007), Business Combinations. SFAS No. 141(R), among other things, established principles and requirements for how the acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired business, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. This standard will change our accounting treatment for business combinations on a prospective basis.

In March, 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities – an Amendment of FASB Statement 133 (SFAS No. 161). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This interpretation is effective for fiscal years beginning after November 15, 2008. The Company does not expect SFAS No. 161 to have a material impact on its reported financial position, results of operations, or cash flows.

In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which permits a one-year deferral for the implementation of SFAS No. 157 with regard to nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis. The Company adopted SFAS No. 157 for the fiscal year beginning January 1, 2008, except for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until the fiscal year beginning January 1, 2009. The Company has no financial assets subject to the provision of SFAS No. 157 as of December 31, 2008. The Company is currently assessing the potential effect of the adoption of the remaining provisions of SFAS No. 157 on its financial position, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

In December 2008, the FASB provided for a deferral of the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008. The Company has elected this deferral and accordingly will be required to adopt FIN 48 in its 2009 annual financial statements. Prior to adoption of FIN 48, the Company will continue to evaluate its uncertain tax positions and related income tax contingencies under Statement No. 5, Accounting for Contingencies. SFAS No. 5 requires the Company to accrue for losses it believes are probable and can be reasonably estimated. Management is currently assessing the impact of FIN 48 on its financial position and results of operations and has not yet determined if the adoption of FIN 48 will have a material effect on its financial statements.

Note 3. Intangible Assets

Intangible assets at December 31, 2008 and 2007, consists of $42,545 customer relationships and $4,020 customer contracts. Amortization expense recognized on all intangibles totaled $8,122 and $14,119 for the years ended December 31, 2008 and 2007, respectively. Estimated aggregate amortization expense for each of the next five years and thereafter is as follows:

Years Ending December 31,
2009	$6,152
2010	4,545
2011	3,134
2012	2,415
2013	1,213
Thereafter	722

$18,181

Note 4. Property and Equipment

Property and equipment consists of the following:

	2008	2007
Switching equipment	$187,009	$181,564
Network equipment	61,271	62,477
VoIP equipment	1,307	1,307
IP TV equipment	10,517	17,646
Collocation	68,355	61,992
DSL equipment	18,421	18,000
Computers and software	35,253	36,829
Equipment	22,119	21,717
Vehicles	4,477	4,578
Leasehold improvements	9,594	9,647
Furniture and fixtures	5,032	5,030
Buildings	4,881	4,865
Land	1,835	1,835

	430,071	427,487
Less accumulated depreciation and amortization	(294,521)	(243,386)

Property and equipment, net	$135,550	$184,101

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Property and equipment includes $2,107 of capitalized interest at December 31, 2008 and 2007. Accumulated depreciation related to the capitalized interest was approximately $1,883 and $1,806 at December 31, 2008 and 2007, respectively, and the related depreciation expense was approximately $77 and $152 during the years ended December 31, 2008 and 2007, respectively.

Gross capitalized software amounted to approximately $18,830 and $19,518 in 2008 and 2007, respectively. Accumulated depreciation was approximately $14,634 and $11,965 at December 31, 2008 and 2007, respectively, and the related depreciation expense was approximately $3,732 and $5,541 during the years ended December 31, 2008 and 2007, respectively.

Note 5. Long-Term Debt

Long-term debt consists of the following:

	2008	2007
Revolving credit facilities	$—	$—
Term loans	405,310	410,850
Capital lease obligations	2,905	4,091
Other notes	325	341

	408,540	415,282
Less: current portion	(19,944)	(5,405)

Long-term debt	$388,596	$409,877

Principal payments on long-term notes payable, exclusive of payments for capital leases (which are provided in Note 8), are as follows:

Years Ending December 31,
2009	$19,714
2010	4,165
2011	4,166
2012	377,326
2013	18
Thereafter	246

$405,635

Senior Credit Facilities: The Company entered into a senior credit agreement with commercial lenders, under which the Company could borrow up to $20,000 in a Revolving Facility and $415,000 in Term Loans with a maturity date of December 31, 2011 and 2012, respectively. Up to $5,000 of the Revolving Facility will be available for the issuance of letters of credit. Up to $10,000 of the Credit Facilities will be available for the issuance of a swingline subfacility. The Credit Facilities are subject to a commitment fee equal to an annual rate of 0.50% of the average daily unused portion of the revolving loans commencing on the closing date payable in arrears on the last business day of each calendar quarter commencing March 31, 2007, and ending on the revolving loans maturity date.

Principal payments on the Term Loans of the Credit Facilities are payable in equal quarterly installments of $1,037 on the last day of each quarter commencing with March 31, 2007, and through September 30, 2012. The

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

balance of the Term Loans is payable on December 31, 2012. Additional mandatory repayments are also required under certain conditions as described in the Credit Facilities. Borrowings under the Credit Facilities may be prepaid, at any time, in whole or in part, without penalty.

The interest rate applicable to the Credit Facilities is based, at the Company’s option, on (i) LIBOR plus the applicable margin ranging from 2.75% to 4.75%, or (ii) the Alternate Base Rate (the higher of (a) the corporate base rate, and (b) the Federal Funds rate plus 0.50%) plus the applicable margin ranging from 1.75% to 3.75%, both as defined in the Credit Facilities. Accrued and unpaid interest on the outstanding loan balance of the Credit Facilities is payable quarterly in arrears.

Under the Credit Facilities, the Company is subject to certain financial and operating covenants and restrictions, including minimum quarterly thresholds for earnings before interest, taxes, depreciation and amortization (EBITDA); periodic financial reporting requirements; and restrictions on indebtedness, the transfer of assets other than in the normal course of business and other operating matters.

The Credit Facilities are collateralized by a pledge of all capital stock and other ownership interests of the Company’s direct and indirect subsidiaries and substantially all of the Company’s tangible and intangible assets. The Credit Facilities are guaranteed by the Company and all existing and future direct and indirect subsidiaries of the Company.

On May 5, 2008, the Company reached an agreement with its lenders to amend certain terms under the Credit Facilities and waive existing covenant defaults. In exchange for the waiver, the amendment (i) reduces the thresholds for certain financial covenants in future measurement dates, (ii) establishes a LIBOR floor such that the basis of LIBOR rate loans may not fall below 3.25%, (iii) fixes the interest rate on term loans at either LIBOR plus 6.25% or the Alternate Base Rate plus 5.25%, (iv) increases the margin charged to revolver borrowings by 1.5%, v) requires additional interest charges of 1.0% per annum following the amendment effective date which, at the Company’s option may be added to the outstanding principal balance of the term loan, vi) requires additional interest charges of 1.0% per annum effective June 30, 2009, if certain leverage ratio tests are not met which, at the Company’s option may be added to the outstanding principal balance of the term loan, and vii) requires additional interest charges of 1.0% per annum effective June 30, 2010, if certain leverage ratio tests are not met. The interest rate applicable to borrowings under the Credit Facilities was approximately 9.5% at December 31, 2008. The Company also paid amendment fees to the lenders totaling approximately $4,663, and reimbursed the lenders and its agent for all related direct costs.

Note 6. Capital Stock

Common stock: Except for 1,369,581 shares of Class C non-voting stock, each share of common stock has one vote per share. The number of authorized shares of common stock can be increased or decreased by the affirmative vote of the majority of the common stockholders. Common stock activity is as follows:

	Class A	Class B	Class C	Class D
Shares authorized, December 31, 2007 and 2008	8,803,000	5,050,000	16,100,000	5,299,053

Shares outstanding, January 1, 2007	3,229,673	4,050,000	6,701,399	5,299,053
Exercise of stock options	16,750	—	—	—

Shares outstanding, December 31, 2007	3,246,423	4,050,000	6,701,399	5,299,053
Exercise of stock options	4,000	—	—	—

Shares outstanding, December 31, 2008	3,250,423	4,050,000	6,701,399	5,299,053

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Special approval rights have been granted to the Class B, Class C and Class D common stockholders such that the consent of at least the majority of the Class B, Class C and Class D common stockholders is needed to incur new debt; authorize new business activities; approve the annual operating budget; acquire other businesses; authorize or issue new shares, options or warrants; amend the by-laws or Certificate of Incorporation; dissolve, liquidate or wind up Cavalier; declare dividends, other distributions, redemption and repurchase of securities; enter into or amend related party transactions; discontinue the business, admit inability to pay debts or file for bankruptcy; and sell a substantial portion of Cavalier’s assets, other than pursuant to the sale of common stock in a public offering or a certain arm’s length transaction involving the sale of Cavalier to a non-affiliated third-party buyer.

The Board of Directors shall consist of three to five people, unless the majority of each of the Class A common stockholders, Class B common stockholders and the combined Class C and Class D common stockholders consent otherwise. The Board of Directors may, without the consent of the majority of the common stockholders, expand the number of Directors to a maximum of seven, provided that Cavalier receives at least $15 million of capital for each added Board seat. Class A common stockholders can elect one to two Directors; if they elect only one Director, then that Director will have two votes on all matters coming before the Board; and if they elect two Directors, then both such Directors will have one vote on all matters coming before the Board. Upon the death or incapacity of Cavalier’s current Executive Chairman, the Class A common stockholders can elect one Director and represent one vote on the Board. Class B common stockholders can elect two Directors. Class C and Class D voting common stockholders can elect one Director. Upon the death or incapacity of Cavalier’s current Executive Chairman, the Class C and Class D voting common stockholders can elect one additional Director. The preferred stockholders as a class have no rights to elect a member of the Board of Directors.

Dividends may be paid on common stock as determined by the Board of Directors, approved by the Class B, Class C and Class D common stockholders and subject to the preferential dividend rights of preferred stock. Upon liquidation, dissolution, sale, merger or reorganization (a liquidation event), the distribution of assets to the common stockholders is subject to the prior satisfaction of all preferred stock preferences.

Certain of the common stockholders have a pre-emptive right to purchase all or any portion of an offering by Cavalier of any equity security such that the stockholders’ percentage ownership before and after the offering shall remain unchanged. These pre-emptive rights shall terminate upon a public offering of Cavalier’s common stock. Certain of the common stockholders have also entered into an agreement that provides each such common stockholder with a right of first refusal to purchase all of Cavalier’s common stock proposed to be sold by any other such common stockholder.

Preferred stock: Each share of preferred stock is non-voting, except that (i) the consent of the holders of a majority of each of the Series B preferred stock, Series C preferred stock and Series D Preferred Stock is needed to change, respectively, any rights of the Series B preferred stock, Series C preferred stock and Series D Preferred Stock or to issue shares senior in right to the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) the 295.541791 shares of Series C Preferred Stock issued in connection with the Elantic merger are entitled to vote together with the holders of Class D Common Stock for the election of the Director to be elected by the Class C and Class D common stockholders, and (iii) the consent of the majority of the Series B and Series C Preferred Stock stockholders is needed to do any of the following: incur new debt; expand business activities into new geographic areas without having first secured sufficient financing; and sell any of the business or material assets, other than pursuant to the sale of common stock in a public offering or certain arm’s length transactions involving the sale of Cavalier to a non-affiliated third-party buyer.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Preferred stock activity is as follows:

	Senior Preferred		Junior Preferred
	Series C	Series D	Series A	Series B
Shares outstanding, December 31, 2007 and 2008	1,539	812	1,206	3,191

Series C Preferred Stock and Series D Preferred Stock are collectively referred to as “Senior Preferred Stock”, and Series A Preferred Stock and Series B Preferred Stock are collectively referred to as “Junior Preferred Stock”. The holders of shares of Senior Preferred Stock, in preference to the holders of Junior Preferred Stock and all other capital stock, are entitled to receive, when declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends on each share of Senior Preferred Stock, payable in cash, and accruing at a per annum rate of 10% from March 24, 2006, on the sum of (i) $10,000 (the Liquidation Value) and (ii) all accumulated and unpaid dividends accrued.

The holders of shares of Junior Preferred Stock, in preference to the holders of all capital stock and after the rights of the holders of Senior Preferred Stock, shall enjoy the same general rights with respect to the calculation and payment of dividends as the holders of Senior Preferred Stock.

Liquidation preference: To the extent Cavalier has assets legally available and the Board of Directors has not declared the payment of, nor has Cavalier paid, the dividends on the Senior Preferred Stock, the Liquidation Value and such dividends (collectively, the Liquidation Preference) shall be due and payable upon the occurrence of any liquidation, dissolution or winding up of the affairs of Cavalier, either voluntarily or involuntarily, any sale of Cavalier or public offering, a merger or consolidation of Cavalier (a Liquidation Event). The holders of Cavalier’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are entitled to receive the following amounts out of Cavalier’s assets remaining after Cavalier shall have satisfied its debts and other liabilities.

First, the holders of Series C Preferred Stock and Series D Preferred Stock are entitled to receive, pari passu with each other and before any amounts are paid in respect of Series A Preferred Stock, Series B Preferred Stock or Common Stock, the respective Liquidation Preferences of Series C Preferred Stock and Series D Preferred Stock.

The Series C Preferred Stock Liquidation Preference is the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid; provided that, if the sum of (i) the total amount received on account of Series C Preferred Stock, Class D Common Stock and securities issued as dividends or distribution on the foregoing or otherwise in connection therewith (collectively, “Series C Related Securities”) prior to the Liquidation Event plus (ii) the amount receivable on account of Series C Related Securities after giving effect to the payment of the Series C Preferred Stock Liquidation Preference and the Series A, Series B and Series D liquidation preferences is less than $36,017 in the aggregate, then the Series C Preferred Stock Liquidation Preference will be: (i) $20,000 per share for the 295.541791 shares issued on January 27, 2006, in connection with the Elantic merger, and (ii) $24,215 per share for all other shares of Series C Preferred Stock.

If the Series C Preferred Stock Liquidation Preference is the same as described above, then Class D Common Stock shall only entitle the holders thereof upon the occurrence of a Liquidation Event to the payment of the par value thereof, and Class D Common Stock shall cease to participate or share in the value of Cavalier in excess of such par value.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

The Series D Preferred Stock Liquidation Preference is the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid.

After payment of the Series C and Series D Preferred Stock Liquidation Preferences, the holders of Series A and Series B Preferred Stock, pari passu with each other and before any amounts are paid in respect of Common Stock, are entitled to receive a Liquidation Preference in the amount of the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid.

After the payment of the Series A, Series B, Series C and Series D Preferred Stock Liquidation Preferences as described above, no amounts are payable on account of such shares of stock, and none of such shares of stock are to participate or share in any remaining value of Cavalier.

Right to effect an exit: If a Liquidation Event, or a definitive agreement providing for such, is not consummated or in place by a specified date, the holders of Class A, B and C common stock, respectively, each have the right to instruct Cavalier to effect either a sale of Cavalier to an unaffiliated third party or a public offering of Cavalier securities by delivering an “exit instruction notice” to such effect. If Cavalier does not comply with such instruction within 180 days of the delivery of the exit instruction notice, then the holders of the class of common stock that delivered the exit instruction notice may, subject to obtaining any required regulatory consents, assume control of Cavalier for the purpose of effecting a sale of Cavalier or public offering of Cavalier securities. The rights of the Class A common stockholders to initiate an exit arose on January 1, 2004, and terminated without being exercised in connection with the March 24, 2006 amendment to the Company’s Certificate of Incorporation. The rights of the Class B common stockholders and Class C common stockholders were also amended on March 24, 2006, such that they may initiate an exit transaction beginning June 30, 2007.

Conversion of preferred stock into common stock: The preferred stock is not convertible into common stock at the option of the holders. The Board of Directors, with the consent of holders of a majority of the respective Senior or Junior Preferred Stock, may require the conversion, effective immediately prior to the consummation of a public offering, of all or any portion of the shares of preferred stock held by each holder into a number of shares of Class C common stock based on the offering price per share of common stock sold in the public offering.

Warrants: On December 19, 2000, in conjunction with a stock issuance, all new investors were issued anti-dilution protection warrants to purchase, at any time after a “Down Round Financing” until the earlier of the fifth anniversary of a public offering or December 31, 2010, Class C voting and nonvoting common stock of Cavalier. A Down Round Financing constitutes an equity financing of Cavalier in which Cavalier issues and sells Down Round Securities (those securities with redemption rights and the right to participate with the common stockholders on the remaining proceeds) for an aggregate price less than what the value was as held by the holder immediately before the financing round was completed. The price of each warrant is $0.0001. The number of shares of Class C common stock for which each warrant is exercisable is formula driven and is based on each investor’s contribution percentage in the December 19, 2000 stock issuance.

Note 7. Share-Based Compensation Plans

On January 31, 2000, the Company adopted the Cavalier Telephone Corporation Incentive Plan (the Plan). The First and Second Amendment to the Plan, effective January 1, 2001 and October 13, 2005, respectively, authorized a total of 2,200,000 shares of Class A common stock to be available for issuance under the Plan. The Third Amendment to the Plan, effective December 15, 2006, authorized an additional 1,500,000 shares of Class A common stock to be available for issuance under the Plan.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

The Company adopted SFAS No. 123(R) on January 1, 2006, and applied the transition guidance as prescribed by the prospective application to all grants after the effective date. Under SFAS No. 123(R), the fair value of each option is estimated on the date of grant using the Black-Scholes model that uses the following assumptions for 2008 and 2007 grants: (a) expected volatility, 71% and 62%, respectively; (b) expected dividends, $0; (c) expected option life, 6.6 years; and (d) risk-free rate, approximately 3.53% and 4.21%, respectively. Expected volatilities are based on the historic volatility of the similar public entities. The expected life represents the period of time that options granted are expected to be outstanding. The risk-free rate is based on the rate for a 7-year Treasury Note.

Options generally vest over three or four years and expire ten years from the date of grant.

A summary of stock options outstanding at December 31, 2008 and 2007, and the changes during 2008 and 2007 are presented below:

	Options Available	Options Outstanding	Exercise price per share
			Range	Weighted Average
Outstanding at January 1, 2007	1,350,348	1,916,563	$0.67 to 14.80	$9.72
Granted in 2007	(891,000)	891,000	$14.80	14.80
Cancelled in 2007	678,750	(678,750)	$3.00 to 14.80	11.91
Exercised and settled in 2007	16,750	(97,001)	$0.67 to 7.50	4.77

Outstanding at December 31, 2007	1,154,848	2,031,812	$0.67 to 14.80	11.42
Granted in 2008	(287,000)	287,000	$2.50	2.50
Cancelled in 2008	222,937	(222,937)	$2.50 to 14.80	10.97
Exercised in 2008	8,500	(8,500)	$3.00	3.00

Outstanding at December 31, 2008	1,099,285	2,087,375	$0.67 to 7.50	$2.55

The following table summarizes additional information about stock options outstanding and exercisable at December 31, 2008:

Options Outstanding at December 31, 2008			Options Exercisable at December 31, 2008
Exercise Prices	Shares	Remaining Weighted Average Contractual Life (Years)	Shares
$0.67	13,750	1.58	13,750
2.50	1,755,000	8.08	740,625
2.89	20,625	1.58	20,625
3.00	295,750	3.82	293,438
7.50	2,250	1.58	2,250

	2,087,375	7.36	1,070,688

The weighted average grant-date fair value of options granted during 2008 and 2007 was approximately $0 and $2.94, respectively. There was $2,201,023 and $1,827,341 of total compensation cost for share-based payment arrangement recognized in income for the years ended December 31, 2008 and 2007, respectively.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

A summary of the status of the Company’s nonvested options as of December 31, 2008, and changes during the year ended December 31, 2008, is presented below:

Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1, 2007	1,320,098	$8.15
Granted	890,063	10.13
Vested	(292,255)	6.99
Forfeited	(591,917)	8.81
Exercised	(3,313)	1.22

Nonvested at December 31, 2007	1,322,676	9.46
Granted	277,500	—
Vested	(432,423)	5.66
Forfeited	(151,067)	2.87

Nonvested at December 31, 2008	1,016,686	4.53

As of December 31, 2008, there was approximately $3.5 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of approximately 2.2 years. The total fair value of shares vested during the years ended December 31, 2008 and 2007, was $2,448,672 and $2,041,763, respectively.

Note 8. Lease Commitments and Other Long-Term Liabilities

The Company has the exclusive right to use certain fibers within fiber optic cables (IRU’s) under long-term contracts and leases office and warehouse space under both capital and operating leases. Some of the leases include scheduled rent increases at specified intervals during the terms of the leases. The Company recognizes rent expense on a straight-line basis over the life of the related lease. The aggregate minimum rental commitments under non-cancellable long-term contracts and leases are as follows:

Years Ending December 31,	IRU Liabilities	Capital Leases	Operating Leases
2009	$5,930	$505	$9,950
2010	2,236	355	7,918
2011	2,039	355	6,823
2012	1,934	355	4,079
2013	1,687	355	3,049
Thereafter	5,311	3,649	2,778

	19,137	5,574	$34,597

Less amount representing interest	(5,113)	(2,669)

Present value	14,024	$2,905

Less: current portion included in other current liabilities	(4,844)

Long-term portion of IRU’s	9,180
Other long-term liabilities	4,019

Total long-term liabilities	$13,199

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Rental expense was $8,517 in 2008 and $8,395 in 2007.

Note 9. Income Taxes

The Company’s provision for income taxes consists of the following:

	2008	2007
Federal and state income tax expense (benefit):
Current	$538	$1,000
Deferred	(10,122)	(11,811)
Increase in valuation allowance	62,333	44,095

	$52,749	$33,284

The components of the net deferred tax assets and related valuation allowance at December 31, 2008 and 2007 are as follows:

	2008	2007
Deferred revenue	$3,055	$2,909
Provision for bad debts	3,384	10,779
Property and equipment	82,193	91,689
Intangible assets	(5,709)	(8,562)
Alternative minimum tax credits	5,070	5,070
Net operating loss carryforwards	85,303	58,648
Asset retirement obligation	1,422	1,011
Asset impairment charge	4,186	3,827
Unfavorable leases and other	9,827	13,238
Valuation allowance	(188,731)	(126,398)

Net deferred tax asset	$—	$52,211

As of December 31, 2008 and 2007, the Company had net operating loss carryforwards for federal income tax purposes of approximately $198,214 and $158,297, respectively. These net operating loss carryforwards expire beginning in the year ending December 31, 2010. As of December 31, 2008 and 2007, the Company also has alternative minimum tax credit carryforwards in the amount of $5,070. These credits do not have expiration dates.

Realization of net deferred tax assets is dependant on the Company’s ability to generate future taxable income, which is uncertain. Accordingly, a full valuation allowance was established against these assets as of December 31, 2008. As of December 31 2007, the Company had recorded a valuation allowance on certain assets.

During 2007, the Company settled an outstanding IRS audit relating to deductions taken on the 1996 Talk 1996 Federal income tax return. The settlement was limited to the reduction of Talk’s net operating loss carryforward existing prior to 1996 in the amount of $23,000 which has been reflected in the net operating loss carryforwards above.

The Company’s effective tax rate differs from the federal statutory rate of 34% due primarily to changes of valuation allowance provided for the deferred tax assets and prior year provision true up for depreciation.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Note 10. Related Party Transactions

Rental payments to a related party controlled by the Company’s Former Executive Chairman, for the lease of the Company’s headquarters, amounted to $485 and $457 in 2008 and 2007, respectively.

Note 11. 401(k) Plan

The Company has adopted the Cavalier Telephone, LLC 401(k) Plan which is administered by an independent trustee. Participation in the 401(k) plan is attainable upon the age of 21, and the first day following the first full month of employment. Total Company contributions were $409 and $569 in 2008 and 2007, respectively.

Note 12. Commitments and Contingencies

The Company is a party to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business. Cavalier management considers that they have strong positions in all of these matters, and that the outcome of any of these matters will not have a material impact on the financial operating results or cash flows of the Company.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Condensed Balance Sheets

September 30, 2010 and December 31, 2009

(in thousands)

	September 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$28,873	$44,341
Accounts receivable (net of allowance for doubtful accounts of $9,527 and $13,577 in 2010 and 2009, respectively)	31,719	36,091
Prepaids and other current assets	6,414	6,685

Total current assets	67,006	87,117
Property and Equipment, net	102,491	110,035
Deferred Financing Costs, net	6,048	6,899
Intangible Assets, net	10,172	12,029
Goodwill	83,767	81,673
Other Assets, net	11,000	9,683

Total assets	$280,484	$307,436

Liabilities And Stockholders’ Deficit
Current Liabilities
Accounts payable	$27,223	$30,121
Accrued interest	162	180
Other accrued expenses	10,978	11,478
Accrued consumer taxes	8,993	8,495
Other current liabilities	12,342	12,363
Deferred revenue—current portion	15,358	18,967
Current portion of debt and obligations under capital leases	4,059	26,307

Total current liabilities	79,115	107,911
Long-Term Debt and Obligations Under Capital Leases, less current obligations	366,999	369,110
Other Long-Term Liabilities	12,197	12,207
Deferred Revenue	8,484	5,175

Total liabilities	466,795	494,403

Commitments and Contingencies
Stockholders’ Deficit (including redeemable preferred stock, listed in order of seniority)
Preferred Stock, at liquidation value
Series C	36,018	36,018
Series D	12,631	11,738
Series A	18,762	17,436
Series B	49,632	46,125
Common Stock, par value $0.0001 per share
Class A	—	—
Class B	—	—
Class C	1	1
Class D	1	1
Accumulated deficit	(303,356)	(298,286)

Total stockholders’ deficit	(186,311)	(186,967)

Total liabilities and stockholders’ deficit	$280,484	$307,436

See Notes To Consolidated Condensed Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Condensed Statements Of Operations

Three and Nine Months Ended September 30, 2010 and 2009

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenues	$95,257	$101,902	$288,685	$323,650

Operating expenses
Cost of revenues	43,109	47,125	130,121	148,032
Selling, general and administrative expenses	31,406	32,277	92,652	108,460
Depreciation and amortization	12,426	13,572	37,794	44,344

Total operating expenses	86,941	92,974	260,567	300,836

Income from operations	8,316	8,928	28,118	22,814
Interest expense	(9,726)	(11,622)	(31,487)	(32,456)
Other income (expense)	28	(15)	69	(26)

Loss from continuing operations before tax expense	(1,382)	(2,709)	(3,300)	(9,668)
Income tax expense	(164)	(55)	(319)	(124)

Loss from continuing operations	(1,546)	(2,764)	(3,619)	(9,792)
Discontinued operations, net of tax	—	—	4,168	—

Net (loss) income	$(1,546)	$(2,764)	$549	$(9,792)

See Notes To Consolidated Condensed Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Condensed Statements Of Stockholders’ Deficit

Nine Months Ended September 30, 2010 and 2009

(Unaudited)

(in thousands)

	Redeemable Preferred Stock (listed in order of seniority)				Common Stock				Additional Paid-In Capital	Accumulated Deficits	Total
	Series C	Series D	Series A	Series B	Class A	Class B	Class C	Class D
Balances at January 1, 2009	$36,018	$10,647	$15,815	$41,836	$—	$—	$1	$1	$—	$(281,161)	$(176,843)
Preferred return on investors’ capital	—	809	1,203	3,182	—	—	—	—	(843)	(4,351)	—
Share-based compensation expense	—	—	—	—	—	—	—	—	843	—	843
Net loss	—	—	—	—	—	—	—	—	—	(9,792)	(9,792)

Balances at September 30, 2009	$36,018	$11,456	$17,018	$45,018	$—	$—	$1	$1	$—	$(295,304)	$(185,792)

Balances at January 1, 2010	$36,018	$11,738	$17,436	$46,125	$—	$—	$1	$1	$—	$(298,286)	$(186,967)
Preferred return on investors’ capital	—	893	1,326	3,507	—	—	—	—	(107)	(5,619)	—
Share-based compensation expense	—	—	—	—	—	—	—	—	107	—	107
Net income	—	—	—	—	—	—	—	—	—	549	549

Balances at September 30, 2010	$36,018	$12,631	$18,762	$49,632	$—	$—	$1	$1	$—	$(303,356)	$(186,311)

See Notes To Consolidated Condensed Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Condensed Statements Of Cash Flows

Nine Months Ended September 30, 2010 and 2009

(in thousands)

	2010	2009
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities
Net income (loss)	$549	$(9,792)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	28,828	33,671
Amortization	8,966	10,673
Discontinued operations, net of tax	(4,168)	—
Interest expense for amortization of deferred financing costs	1,725	1,725
Share-based compensation expense	107	843
Changes in operating assets and liabilities:
Accounts receivable	3,562	3,454
Prepaids and other assets	313	581
Accounts payable	(2,848)	(538)
Accrued interest	(18)	68
Accrued consumer taxes	498	611
Accrued expenses and other current liabilities	(596)	(1,832)
Deferred revenue	(341)	2,141

Net cash provided by operating activities	36,577	41,605

Cash Flows From Investing Activities
Purchase of business, net of cash acquired	(3,958)	—
Additions to property and equipment	(21,190)	(11,300)
Proceeds from sale of discontinued assets	4,097	—
Proceeds from sale of assets	—	2,281
Payments for other productive assets	(5,398)	(2,685)

Net cash used in investing activities	(26,449)	(11,704)

Cash Flows From Financing Activities
Payment of debt issuance costs	(874)	—
Repayment of long-term debt	(24,656)	(17,702)
Net borrowings of revolving credit facility	—	19,700
Payments of capital leases	(66)	(194)

Net cash (used in) provided by financing activities	(25,596)	1,804

Net (decrease) increase in cash and cash equivalents	(15,468)	31,705
Cash and cash equivalents
Beginning of period	44,341	23,876

End of period	$28,873	$55,581

Supplemental Disclosures of Cash Flow Information
Interest paid	$25,059	$26,711

Income taxes refunded	$480	$232

Supplemental Schedule of Noncash Investing and Financing Activities
Preferred return on investors’ capital	$5,726	$5,194

See Notes To Consolidated Condensed Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)

(amounts in thousands except share data)

Note 1. Nature of Business

Cavalier Telephone Corporation (Cavalier and collectively with its subsidiaries, the Company), headquartered in Richmond, Virginia, provides a wide range of communications services through its subsidiary Cavtel Holdings, LLC and its subsidiaries, Cavalier Telephone, LLC; Cavalier IP TV, LLC; Elantic Networks, Inc. (Elantic) and Talk America Holdings, Inc. (Talk).

Cavalier Telephone, LLC, and its wholly owned subsidiary Cavalier Telephone Mid-Atlantic, LLC and Talk and its wholly owned subsidiaries, Talk America, Inc., LDMI Telecommunications, Inc. and Network Telephone Corporation, are facilities-based competitive local exchange carriers (CLECs) providing local, long distance, internet and digital subscriber line (DSL) services to business and residential customers in sixteen states and the District of Columbia generally located in the mid-west, mid-Atlantic and southeast regions of the United States. Through these subsidiaries, the Company also serves incumbent and competitive local carriers, long distance and wireless providers by providing connectivity to the Company’s retail customers and selling excess network capacity.

Cavtel Holdings, LLC established a wholly owned subsidiary, Cavalier IP TV, LLC (Cavalier IP TV), in 2005, which offers television over internet protocol service to both business and residential customers. Cavalier IP TV began serving customers in 2006. During 2008, the Company elected to wind down its IP TV operations. Wind down of operations is expected to be completed prior to December 31, 2010.

Through Elantic and its wholly owned subsidiary, Intellifiber Networks, Inc. (Intellifiber), formed in 2004, the Company also provides flexible metro and long-haul broadband solutions (private line, wavelengths, dark fiber, internet and collocation) to governmental, carrier and enterprise customers throughout most of the eastern United States.

Through SecureM, LLC, and its subsidiaries RPK (B.V.I.), Ltd. and RPK New Zealand, Ltd., the Company provides software encryption systems that protect digital video content to cable television providers throughout the world. During the first quarter of 2010, the Company sold substantially all of the operating assets and liabilities of SecureM, LLC and its subsidiaries RPK (B.V.I.), Ltd. and RPK New Zealand, recognizing income from discontinued operations of $4,168, net of income taxes of $578. The operating results of these subsidiaries were insignificant and therefore were not reclassified as discontinued operations during the three and nine month periods ended September 30, 2009.

In January 2010, the Company completed the acquisition of substantially all of the operating assets and liabilities of Continental Broadband Virginia, LLC and Continental Visinet Broadband, LLC (together “CBB”) for $3,958. CBB provides collocation and managed services to customers in Richmond, Virginia.

On September 12, 2010, Cavalier entered into an agreement and plan of merger with PAETEC Holding Corp. (“PAETEC”), Cairo Acquisition Corp., an indirect, wholly owned subsidiary of PAETEC, and M/C Venture Partners V, L.P., as representative of Cavalier’s stockholders. Under the merger agreement, Cairo Acquisition Corp. will merge with and into Cavalier with Cavalier surviving the merger as an indirect, wholly owned subsidiary of PAETEC. PAETEC will pay Cavalier’s securityholders aggregate merger consideration of $460,000 less Cavalier’s net indebtedness which will be retired at the closing of the merger, subject to certain working capital and other adjustments provided for in the merger agreement. The transaction is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino AntiTrust Improvements Act of 1976, approvals by the Federal Communications Commission (FCC) and state public service commissions, and other customary closing conditions. The transaction is expected to close within four to six months from the date of the agreement.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

Basis of presentation: The accompanying consolidated condensed financial statements are unaudited and have been prepared by the Company’s management in accordance with accounting principles generally accepted in the United States of America for interim financial statements and the accounting principles applied are consistent, in all material respects, to those utilized in preparing the Company’s audited consolidated financial statements. The preparation of consolidated condensed financial statements in accordance with U.S. GAAP requires management to make assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. The accompanying financial statements present results for the three and nine months ended September 30, 2010 and 2009. These results are not necessarily indicative of the Company’s annual results for the year ended December 31, 2010, or any other period. The Company’s consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements and related notes as of December 31, 2009.

Certain prior year amounts have been reclassified to conform to the current year presentation.

Note 2. Summary of Significant Accounting Policies

Principles of consolidation: The consolidated condensed financial statements include the accounts of Cavalier and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue recognition: The Company recognizes revenue on telecommunications and enhanced communications services in the period the service is provided. Revenue is recorded net of promotional discounts and sales credits. When billed to customers, revenue related to installation and activation fees and the related direct costs are deferred and recognized over the term of the contract or the expected customer life. Revenue related to billing in advance of providing services is deferred and recognized when earned.

The Company charges installation fees to certain customers of Intellifiber to construct connections between the customers’ facilities and the Company’s existing fiber optic network. Customers usually make deposits of as much as 50% of the installation fees, before the Company begins construction. Intellifiber also grants certain customers the exclusive right to use certain fibers within fiber optic cables on its network through Indefeasible right of use (IRU) contracts. Revenue related to these installation fees and IRU contracts are included in deferred revenue and recognized as revenue over the term of the related contracts.

In the normal course of business of providing telephone and other communication services to its retail customers, the Company collects various federal, state and local utility and excise taxes and fees which are levied on its customers. These taxes and fees are remitted to the respective governmental authorities as collected and are excluded from revenue.

Additionally, various federal, state and local agencies and authorities levy certain taxes and fees on the Company which the Company is entitled to pass through to its customers. Amounts collected from customers related to these taxes and fees are recorded on a gross basis through the statements of operations and are included in net revenues and cost of revenues. Taxes and fees collected from the customers included in revenues for the three months ended September 30, 2010 and 2009 were $1,924 and $2,027, respectively. Taxes and fees for the nine months ended September 30, 2010 and 2009 were $6,662 and $5,701, respectively.

Accounts receivable: Accounts receivable consist of amounts due from business and residential customers, other carriers and long-distance providers, including late payment fees (which are recorded as earned) on balances due

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

from business and residential customer accounts which remain unpaid as of the due date of the respective invoice. Balances are considered past due thirty days after the invoice due date. Bad debt expense for uncollectible accounts receivable is recorded as a component of selling, general and administrative expenses using on estimates developed by the Company based on its historical experience, its assessment of current industry trends and its credit policies. Accounts receivable are written off when it is reasonably likely the Company will not collect on the account. Recoveries reduce the bad debt expense in the period received.

Bad debt expense for the three months ended September 30, 2010 and 2009 was $1,680 and 2,265, respectively. Bad debt expense for the nine months ended September 30, 2010 and 2009 was $5,201 and 11,404, respectively.

Property and equipment: Property and equipment are stated at cost. Property and equipment consists of switching equipment, network equipment, VoIP equipment, IP TV equipment, computer, internet and DSL equipment, software, equipment, furniture and fixtures, vehicles and buildings, in addition to collocation installation costs and leasehold improvements. The cost of the network and related switching equipment includes interest capitalized during the construction period and other internal costs such as labor and benefits directly related to the construction of the network and switching equipment. Depreciation is provided over the estimated useful lives of the assets, using the straight-line method.

IRU contracts, for which the Company is granted the exclusive right to use certain fibers within fiber optic cables on the grantor’s network, are classified in property and equipment as a component of network equipment, capitalized and depreciated, using the straight-line method, over the least of the IRU period, the life of the network itself, or fifteen years. Collocation installation costs, or amounts paid to the incumbent local exchange carrier (ILEC) for central office locations, are capitalized and depreciated over the lesser of the life of the commitment or ten years. Leasehold improvements are depreciated over the lesser of their estimated useful lives or the related lease term. The cost of computer software purchased for internal use is capitalized at the time of purchase.

Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the accounts with any resulting gain or loss included in operations.

Costs associated with repair and maintenance are expensed as incurred.

Advertising costs: The Company expenses advertising costs in the period incurred. Advertising and promotional expense, including telemarketing costs, amounted to $883 and $395 for the three months ended September 30, 2010 and 2009, respectively and $2,168 and $1,607 for the nine months ended September 30, 2010 and 2009, respectively.

Other assets: Other assets include amounts on deposit with certain vendors, internal costs such as labor and benefits related to customer setup and installations, and facility and loop costs which are non-recurring amounts paid to the ILECs for activation of their unbundled network elements and transmission lines between the central offices and the Company’s retail customers. Internal labor costs associated with new customer installations and facility and loop costs are capitalized at their cost and amortized, using the straight-line method, over the average term of a customer contract of three years. Such costs totaled $20,288 and $22,256, with related accumulated amortization of $11,032 and $14,111, respectively for the periods ended September 30, 2010 and December 31, 2009, respectively. The remaining balance of other assets relates to deposits paid to vendors.

Prior to 2010 the Company expensed internal labor costs associated with customer setup and installation. Effective January 1, 2010 the Company implemented systems to allow it to capture costs associated with such

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

setup and installation efforts and began capitalizing such costs in order to better match revenue and costs, to increase comparability with peers, and to increase consistency of treatment between internal costs and external costs such as facility and loop costs. During the nine month period ended September 30, 2010 the Company capitalized $3,681 in costs and had amortization expense of $465. It was not practicable to determine the impact on prior periods of this change.

Share-based compensation: The Company applies the provisions of ASC Topic 718, Stock Compensation. ASC 718 requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. ASC 718 covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Risks and uncertainties: The Company is reliant on attracting new customers and providing quality service offerings in order to retain customers and to achieve its business plan. A protracted recessionary environment could have an adverse impact on overall demand for services. The telecommunications industry is also highly competitive, and the Company expects to continue to face pricing and product competition from the large, established telephone companies that are currently the dominant providers and from other types of communications businesses, including cable companies providing broadband Internet access and other competitive providers.

The Company relies in significant part on purchasing wholesale services and leasing network facilities from Verizon, AT&T and other incumbent local exchange carriers. Over the past several years, the Federal Communications Commission (FCC) has reduced or eliminated a number of regulations governing the incumbent carriers’ offerings, including removal of local switching and other network elements from the list of elements that the incumbent carriers must provide on an unbundled basis at TELRIC (Total Element Long Run Incremental Cost) cost-based rates, as well as the grant of broad pricing flexibility for special access service in many areas. The Company’s business could be adversely affected if it is unable to purchase services at reasonable rates or if the FCC, Congress, or state regulators were to adopt measures further reducing the local competition related obligations of incumbent local exchange carriers or allowing those carriers to increase further the rates the Company must pay.

Cavalier signed a merger agreement with PAETEC on September 12, 2010, and the completion of the merger is subject to certain customary closing conditions as well as regulatory approvals. The Company subsequently reached an agreement with its lenders to amend certain terms under its Senior Credit Facilities to waive certain financial covenants for the fiscal quarters ended September 30, 2010 and December 31, 2010. Without such waiver, the Company would have been in default under its credit agreement for the quarter ended September 30, 2010. The waiver expires on February 28, 2011 or earlier if the merger agreement is terminated. The Company anticipates that the merger will be completed before the waiver expires. If the merger agreement is terminated or if the merger is completed after the waiver expires on February 28, 2011, the Company would be in default under its credit agreement unless it is able to enter into a new agreement with its lenders.

Use of estimates: The preparation of the consolidated condensed financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated condensed financial statements, and revenues and expenses during the periods reported. The most significant estimates include the allowance for doubtful accounts, the lives of long-term assets, the valuation of network assets and the valuation allowance for net deferred tax assets. Actual results could differ from those estimated.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

Subsequent events: The Company has evaluated subsequent events through October 27, 2010, the date on which the consolidated condensed financial statements were available to be issued.

Note 3. Property and Equipment

Property and equipment as of September 30, 2010 and December 31, 2009 consisted of the following:

	September 30, 2010	December 31, 2009	Estimated Useful Lives
Switching equipment	$191,221	$190,266	5 years
Network equipment	68,697	63,723	5-15 years
VoIP equipment	1,336	1,312	5 years
Collocation	81,282	73,130	5 years
Customer premise equipment	17,973	13,315	5 years
DSL equipment	18,598	18,591	2-3 years
Computers and software	39,117	38,137	2-3 years
Equipment	24,352	23,774	5-7 years
Vehicles	4,011	3,988	3-5 years
Leasehold improvements	9,838	9,691	*
Furniture and fixtures	5,049	5,034	5-7 years
Buildings	4,916	4,916	25 years
Land	1,835	1,835	—

	468,224	447,712
Less accumulated depreciation and amortization	(365,733)	(337,677)

Property and equipment, net	$102,491	$110,035

*	Leasehold improvements are depreciated over the shorter of the estimated useful life or the term of the lease.

Gross capitalized software amounted to approximately $22,128 as of September 30, 2010 and $21,324 for the year ended December 31, 2009. Accumulated depreciation was approximately $18,538 as of September 30, 2010 and $17,225 at December 31, 2009. The related depreciation expense was approximately $564 and $610 for the three months ended September 30, 2010 and 2009, respectively and $1,736 and $2,025 for the nine months ended September 30, 2010 and 2009.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

Note 4. Intangible Assets and Goodwill

Intangible Assets as of September 30, 2010 and December 31, 2009, are as follows:

	Customer Relationships	Customer Contracts	Trademark	Total
At September 30, 2010
Gross Intangible Assets	$43,975	$4,020	$220	$48,215
Accumulated Amortization	(34,023)	(4,020)	—	(38,043)

Net Intangible Assets	$9,952	$—	$220	$10,172

At December 31, 2009
Gross Intangible Assets	$42,545	$4,020	$—	$46,565
Accumulated Amortization	(30,516)	(4,020)	—	(34,536)

Net Intangible Assets	$12,029	$—	$—	$12,029

Amortization expense recognized for the three months ended September 30, 2010 and 2009 was $1,270 and $1,528 respectively. Amortization expense recognized for all intangible assets for the nine months ended September 30, 2010 and 2009, respectively, totaled $3,507 and $4,624. Estimated aggregate amortization expense for the remainder of calendar year 2010 and each of the next four years and thereafter is as follows:

Years Ending December 31,
2010 (remaining 3 months)	$1,171
2011	3,274
2012	2,556
2013	1,354
2014	863
Thereafter	734

$9,952

The changes in the carrying value of goodwill from January 1, 2010 to September 30, 2010 were as follows (in thousands):

Balance at January 1, 2010	$81,673
Goodwill related to Acquisition	2,094

Balance at September 30, 2010	$83,767

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

Note 5. Long-Term Debt

Long-term debt as of September 30, 2010 and December 31, 2009 consists of the following:

	September 30, 2010	December 31, 2009
Senior Credit Facilities	$368,148	$392,430
Capital lease obligations	2,630	2,696
Other notes	280	291

	371,058	395,417
Less: current portion	(4,059)	(26,307)

Long-term debt	$366,999	$369,110

Senior Credit Facilities: On December 15, 2006, the Company entered into a senior credit agreement with commercial lenders, under which the Company could borrow up to $20,000 in a revolving facility and $415,000 in term loans with a maturity date of December 31, 2011 and 2012, respectively. The Company may elect to pay interest based on (i) LIBOR plus an established margin or (ii) the higher of the Federal Funds Rate plus 1/2 of 1% , or the prime rate, plus an established margin. Under the terms of the amendment reached with its lenders on May 5, 2008, the Company may incur additional interest if certain leverage ratio tests are not met. Accrued and unpaid interest on the outstanding loan balance of the Senior Credit Facilities is payable quarterly in arrears under the base rate election and at the end of the applicable interest period under the LIBOR election. The interest rate applicable to borrowings under the Senior Credit Facilities was approximately 9.5% and 10.5% at September 30, 2010 and December 31, 2009, respectively. Under the Senior Credit Facilities, the Company is subject to certain financial and operating covenants and restrictions, including maximum ratios for total leverage, fixed charges, and interest coverage; limitations on the amount of capital expenditures; periodic financial reporting requirements; and restrictions on indebtedness, the transfer of assets other than in the normal course of business and other operating matters.

On October 8, 2010, the Company reached an agreement with its lenders to amend certain terms under the Senior Credit Facilities and to waive certain financial covenants contained in the Senior Credit Facilities for the fiscal quarters ending September 30, 2010 and December 31, 2010. The waiver is effective from September 30, 2010 until the earliest of (i) February 28, 2011, (ii) the date the merger agreement with PAETEC is terminated or otherwise abandoned, (iii) the closing date of the merger with PAETEC unless the obligations under the Senior Credit Facilities are paid in full, or (iv) the date of any event of default under any other provisions of the Senior Credit Facilities. In exchange for the waiver, the amendment provides for additional interest of 2.0% per annum beginning October 1, 2010, and the Company agreed not to request any extension of credit under the Revolving Facility during the period covered by the waiver. The Company must also pay amendment fees to the lenders totaling approximately $875 and reimburse the lenders’ agent for all related direct costs.

Note 6. Share-Based Compensation Plans

On January 31, 2000, the Company adopted the Cavalier Telephone Corporation Incentive Plan (the Plan). The First and Second Amendments to the Plan, effective January 1, 2001 and October 13, 2005, respectively, authorized a total of 2,200,000 shares of Class A common stock to be available for issuance under the Plan. The Third Amendment to the Plan, effective December 15, 2006, authorized an additional 1,500,000 shares of Class A common stock to be available for issuance under the Plan.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

The Company adopted ASC Topic 718, Stock Compensation, on January 1, 2006, and applied the transition guidance as prescribed by the prospective application to all grants after the effective date. Under ASC Topic 718, the fair value of each option is estimated on the date of grant using the Black-Scholes model. There were no options granted during the nine months ended September 30, 2010.

Expected volatilities are based on the historic volatility of the similar public entities. The expected life represents the period of time that options granted are expected to be outstanding. The risk-free rate is based on the rate for a 7-year Treasury Note.

Options generally vest over three or four years and expire ten years from the date of grant.

The table below summarizes stock option activity for the nine months ended September 30, 2010:

	Options Available	Options Outstanding	Exercise Price Per Share
			Range	Weighted Average
Outstanding at January 1, 2010	1,868,285	1,318,375	$0.67 to 7.50	$2.61
Cancelled in 2010	189,000	(189,000)	$2.50 - $3.00	2.50
Expired in 2010	36,625	(36,625)	$0.67 - $7.50	2.34

Outstanding at September 30, 2010	2,093,910	1,092,750	$2.50 - $3.00	$2.63

The following table summarizes additional information about stock options outstanding and exercisable as of September 30, 2010:

Options Outstanding			Options Exercisable
Exercise Prices	Shares	Remaining Weighted Average Contractual Life (Years)	Shares
$2.50	801,000	6.37	640,750
3.00	291,750	2.05	291,750

	1,092,750	5.22	932,500

The weighted average grant-date fair value of options granted during 2009 was $0. There was $108 of total compensation cost for share-based payment arrangement recognized in income for the nine months ended September 30, 2010.

A summary of the status of the Company’s nonvested options as of September 30, 2010, and changes during the nine months ended September 30, 2010, is presented below:

Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1, 2010	433,875	$4.53
Granted	—	—
Vested	(226,373)	2.25
Forfeited	(47,250)	2.94

Nonvested at September 30, 2010	160,252	0.72

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

As of September 30, 2010, there was approximately $95 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of approximately 1 year. The total fair value of shares vested as of September 30, 2010 was $510.

Note 7. Income Taxes

For the nine months ended September 30, 2010, the Company settled its uncertain tax positions and incurred approximately $150 of interest related to this settlement, which is recorded as income tax expense. During the first quarter of 2010, the Company incurred approximately $578 of income tax expense related to the sale of SecureM, LLC.

Note 8. Related Party Transactions

Rental payments to a related party controlled by the Company’s Former Executive Chairman, for the lease of the Company’s headquarters, amounted to $131 for the three months ended September 30, 2010 and 2009, respectively, and $393 for the nine months ended September 30, 2010 and 2009, respectively.

Note 9. Commitments and Contingencies

The Company is a party to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business. Cavalier management considers that they have strong positions in all of these matters, and that the outcome of any of these matters will not have a material impact on the financial operating results, position, or cash flows of the Company.

Note 10. Subsequent Events

The Company was not in compliance with certain of its financial covenants as of September 30, 2010 and was also expected to be out of compliance thereafter. On October 8, 2010, the Company reached an agreement with its lenders to amend certain provisions of the Senior Credit Facilities and waive existing defaults, effective September 30, 2010. See additional discussion concerning this subsequent event in Note 5.